LEXINGTON MANAGEMENT CORPORATION
                              PROTOTYPE
                      MONEY PURCHASE PENSION AND
                         PROFIT SHARING PLAN
                          BASIC DOCUMENT #01







                              PROTOTYPE
                      MONEY PURCHASE PENSION AND
                         PROFIT SHARING PLAN
                          TABLE OF CONTENTS



 Section                                               Page

                              ARTICLE 1
                               GENERAL

 1.1  Purpose.........................................   1
 1.2  Trust...........................................   1


                              ARTICLE 2
                             DEFINITIONS

 2.1  Account.........................................   1
 2.2  Adoption Agreement..............................   1
 2.3  Affiliated Employers............................   1
 2.4  Beneficiary.....................................   2
 2.5  Break in Service................................   2
 2.6  Code............................................   2
 2.7  Compensation....................................   2
 2.8  Custodian.......................................   3
 2.9  Determination Date..............................   3
 2.10 Early Retirement Date...........................   3
 2.11 Earned Income...................................   3
 2.12 Effective Date..................................   3
 2.13 Eligibility Computation Period..................   3
 2.14 Employee........................................   4
 2.15 Employer........................................   4
 2.16 Employer Contributions..........................   4
 2.17 Entry Dates.....................................   4
 2.18 ERISA...........................................   4
 2.19 Hour of Service.................................   4
 2.20 Integration Level...............................   7
 2.21 Key Employee....................................   7
 2.22 Leased Employee.................................   7
 2.23 Maximum Disparity Rate..........................   8
 2.24 Maximum Profit Sharing Disparity Rate...........   9
 2.25 Non-Key Employee................................   9
 2.26 Normal Retirement Age...........................   9
 2.27 Owner-Employee..................................   9
 2.28 Participant.....................................  10
 2.29 Plan............................................  10
 2.30 Plan Administrator..............................  10
 2.31 Plan Year.......................................  10
 2.32 Self-Employed Individuals.......................  10
 2.33 Shares..........................................  10
 2.34 Sponsor.........................................  10
 2.35 Taxable Wage Base...............................  10
 2.36 Total and Permanent Disability..................  10
 2.37 Trust...........................................  11
 2.38 Trust Agreement.................................  11
 2.39 Trustee.........................................  11
 2.40 Valuation Date..................................  11
 2.41 Vesting Computation Period......................  11
 2.42 Year of Service.................................  11


                               ARTICLE 3
                    ELIGIBILITY AND YEARS OF SERVICE

 3.1  Eligibility Requirements........................  11
 3.2  Participation and Service Upon Reemployment.....  12
 3.3  Predecessor Employers...........................  12


                               ARTICLE 4
                             CONTRIBUTIONS

 4.1  Employer Contributions..........................  13
 4.2  Payment.........................................  13
 4.3  Nondeductible Voluntary Contributions by
      Participants....................................  14
 4.4  Rollovers.......................................  14
 4.5  Direct Transfers................................  14


                               ARTICLE 5
                              ALLOCATIONS

 5.1  Individual Accounts.............................  15
 5.2  Minimum Allocation..............................  16
 5.3  Allocation of Employer Contributions and
      Forfeitures.....................................  17
 5.4  Coordination of Social Security Integration.....  19
 5.5  Withdrawals and Distributions...................  19
 5.6  Determination of Value of Trust Fund and of Net
      Earnings or Losses..............................  19
 5.7  Allocation of Net Earnings or Losses............  20
 5.8  Responsibilities of the Plan Administrator......  21


                               ARTICLE 6
                       LIMITATIONS ON ALLOCATIONS

 6.1  Employers Who Do Not Maintain Other Qualified
      Plans...........................................  21
 6.2  Employers Who Maintain Other Qualified Master
      or Prototype Defined Contribution Plans.........  22
 6.3  Employers Who, In Addition to This Plan,
      Maintain Other Qualified Plans Which are
      Defined Contribution Plans Other Than Master or
      Prototype Plans.................................  24
 6.4  Employers, Who In Addition To This Plan,
      Maintain A Qualified Defined Benefit Plan.......  24
 6.5  Definitions.....................................  24


                               ARTICLE 7
                               TRUST FUND

 7.1  Receipt of Contributions by Trustee.............  29
 7.2  Investment Responsibility.......................  29
 7.3  Investment Limitations..........................  30


                               ARTICLE 8
                                VESTING

 8.1  Nondeductible Voluntary Contributions and
      Earnings........................................  30
 8.2  Rollovers, Transfers and Earnings...............  31
 8.3  Employer Contributions and Earnings.............  31
 8.4  Amendments to Vesting Schedule..................  31
 8.5  Determination of Years of Service...............  32
 8.6  Forfeiture of Nonvested Amounts.................  33
 8.7  Reinstatement of Benefit........................  33


                               ARTICLE 9
                JOINT AND SURVIVOR ANNUITY REQUIREMENTS

 9.1  General.........................................  34
 9.2  Qualified Joint and Survivor Annuity............  34
 9.3  Qualified Preretirement Survivor Annuity........  34
 9.4  Definitions.....................................  34
 9.5  Notice Requirements.............................  36
 9.6  Safe Harbor Rules...............................  38
 9.7  Transitional Rules..............................  39


                               ARTICLE 10
                        DISTRIBUTION PROVISIONS

 10.1 Vesting on Distribution Before Break in Service.  41
 10.2 Restrictions on Immediate Distributions.........  42
 10.3 Commencement of Benefits........................  44
 10.4 Early Retirement With Age and Service Require-
      ment............................................  44
 10.5 Nontransferability of Annuities.................  44
 10.6 Conflicts With Annuity Contracts................  44


                               ARTICLE 11
                    TIMING AND MODES OF DISTRIBUTION

 11.1 General Rules...................................  45
 11.2 Required Beginning Date.........................  45
 11.3 Limits on Distribution Periods..................  45
 11.4 Determination of Amount to be Distributed Each
      Year............................................  45
 11.5 Death Distribution Provisions...................  46
 11.6 Designation of Beneficiary......................  48
 11.7 Definitions.....................................  48
 11.8 Transitional Rules..............................  51
 11.9 Optional Forms of Benefit.......................  52


                               ARTICLE 12
                              WITHDRAWALS

 12.1 Withdrawal of Nondeductible Voluntary Contribu-
      tions...........................................  54
 12.2 Hardship Withdrawals............................  54
 12.3 Manner of Making Withdrawals....................  55
 12.4 Limitations on Withdrawals......................  55


                               ARTICLE 13
                                 LOANS

 13.1 General Provisions..............................  55
 13.2 Administration of Loan Program..................  57
 13.3 Amount of Loan..................................  57
 13.4 Manner of Making Loans..........................  57
 13.5 Terms of Loan...................................  58
 13.6 Security for Loan...............................  58
 13.7 Segregated Investment...........................  59
 13.8 Repayment of Loan...............................  59
 13.9 Default on Loan.................................  59
 13.10Unpaid Amounts..................................  59


                               ARTICLE 14
                               INSURANCE

 14.1 Insurance.......................................  60
 14.2 Policies........................................  60
 14.3 Beneficiary.....................................  60
 14.4 Payment of Premiums.............................  60
 14.5 Limitation on Insurance Premiums................  61
 14.6 Insurance Company...............................  62
 14.7 Distribution of Policies........................  62
 14.8 Policy Features.................................  64
 14.9 Changed Conditions..............................  64
 14.10Conflicts.......................................  64


                               ARTICLE 15
                             ADMINISTRATION

 15.1 Duties and Responsibilities of Fiduciaries;
      Allocation of Fiduciary Responsibility..........  64
 15.2 Powers and Responsibilities of the Plan
      Administrator...................................  65
 15.3 Allocation of Duties and Responsibilities.......  67
 15.4 Appointment of the Plan Administrator...........  67
 15.5 Expenses........................................  67
 15.6 Liabilities.....................................  67
 15.7 Claims Procedure................................  68


                               ARTICLE 16
                   AMENDMENT, TERMINATION AND MERGER

 16.1 Sponsor's Power to Amend........................  69
 16.2 Amendment by Adopting Employer..................  69
 16.3 Vesting Upon Plan Termination...................  70
 16.4 Vesting Upon Complete Discontinuance of
      Contributions...................................  70
 16.5 Maintenance of Benefits Upon Merger.............  70
 16.6 Special Amendments..............................  70


                               ARTICLE 17
                             MISCELLANEOUS

 17.1 Exclusive Benefit of Participants and
      Beneficiaries...................................  70
 17.2 Nonguarantee of Employment......................  71
 17.3 Rights to Trust Assets..........................  71
 17.4 Nonalienation of Benefits.......................  71
 17.5 Aggregation Rules...............................  72
 17.6 Failure of Qualification........................  73
 17.7 Applicable Law..................................  73

                               ARTICLE 1
                                GENERAL

     1.1 Purpose. The Employer hereby establishes this Plan to provide retirement, death and disability benefits for eligible employees and their Beneficiaries. This Plan is a standardized prototype paired defined contribution plan and is designed to permit adoption of profit sharing provisions, money purchase pension provisions, or both. The provisions herein and the selections made by the Employer by execution of the money purchase pension or profit sharing Adoption Agreement or Agreements, shall constitute the Plan. It is intended that the Plan and Trust qualify under sections 401 and 501 of the Internal Revenue Code of 1986, as amended and that it comply with the provisions of the Employee Retirement Income Security Act of 1974, as amended.

     1.2 Trust. The Employer has simultaneously adopted a Trust to receive, invest, and distribute funds in accordance with the Plan.


                               ARTICLE 2
                              DEFINITIONS

     2.1 Account. The aggregate of the individual bookkeeping subaccounts established for each Participant, as provided in section 5.1.

     2.2 Adoption_Agreement. The written agreement or agreements of the Employer and the Trustee by which the Employer establishes this Plan and adopts the Trust Agreement forming a part hereof, as the same may be amended from time to time. The Adoption Agreement contains all the options that may be selected by the Employer. The information set forth in the Adoption Agreement executed by the Employer shall be deemed to be a part of this Plan as if set forth in full herein.

     2.3 Affiliated_Employers. The Employer and any corporation which is a member of a controlled group of corporations (as defined in section

 414(b) of the Code) which includes the Employer, any trade or business (whether or not incorporated) which is under common control (as defined in section 414(c) of the Code) with the Employer, or any service organization (whether or not incorporated) which is a member of an affiliated service group (as defined in sections 414(m) and (o) of the Code) which includes the Employer.

     2.4 Beneficiary. The person or persons (natural or otherwise) designated by a Participant in accordance with section 11.6 to receive any undistributed amounts credited to the Participant's Account under the Plan at the time of the Participant's death.

     2.5  Break_in_Service.  An Eligibility Computation Period or
 Vesting Computation Period in which an Employee fails to complete more than five hundred (500) Hours of Service.

     2.6 Code. The Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

     2.7  Compensation.

          (a) Compensation will mean all of each Participant's W-2 earnings.

          (b) For any self-employed individual covered under the Plan, Compensation will mean Earned Income.

          (c) Compensation shall include only that Compensation that is actually paid to the Participant during the Plan Year.

          (d) Notwithstanding the above, if elected by the Employer in the Adoption Agreement, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under sections 125, 402(a)(8), 402(h) or 403(b) of the Code. The effective date of this subsection shall be elected by the Employer in the Adoption Agreement.

          (e) The annual Compensation of each Participant taken into account under the Plan for any year shall not exceed two hundred thousand dollars ($200,000), as adjusted by the Secretary at the same time and in the same manner as under section 415(d) of the Code. In determining the Compensation of a Participant for purposes of this limitation, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the Spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of the year. If, as a result of the application of such rules, the adjusted two hundred thousand dollar ($200,000) limitation is exceeded, then (except for purposes of determining the portion of Compensation up to the Integration Level to the extent this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this section prior to the application of this limitation.

          (f) The effective date of this subsection shall be the first Plan Year beginning on or after January 1, 1989.

     2.8  Custodian.  The custodian, if any, designated in the Adoption
 Agreement.

     2.9 Determination_Date. With respect to any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that Plan Year.

     2.10 Early_Retirement_Date. The first day of the month coincident with or next following the date upon which the Participant satisfies the early retirement age and service requirements in the Adoption Agreement; provided, however, such requirements may not be less than age fifty- five
 (55), nor more than fifteen (15) Years of Service.

     2.11 Earned_Income. The net earnings from self- employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions to a qualified plan to the extent deductible under section 404 of the Code. Net earnings shall be determined with regard to the deduction allowed to the Employer by section 164(f) of the Code for taxable years beginning after December 31, 1989.

     2.12 Effective_Date. The first day of the first Plan Year for which the Plan is effective as specified in the Adoption Agreement.

     2.13 Eligibility_Computation_Period. For purposes of determining Years of Service and Breaks in Service for eligibility to participate, the initial Eligibility Computation Period shall be the twelve (12) consecutive month period beginning with the day the Employee first performs an Hour of Service for the Employer (employment commencement date). The succeeding twelve (12) consecutive month periods commence with the first anniversary of the Employee's employment commencement date.

     2.14 Employee. Any person, including a Self-Employed Individual, who is employed by the Employer maintaining the Plan or any other employer required to be aggregated with such Employer under sections 414(b), (c),
 (m) or (o) of the Code. The term "Employee" shall also include any Leased Employee deemed to be an Employee of any Employer described above as provided in sections 414(n) or (o) of the Code.

     2.15 Employer. The corporation, proprietorship, partnership or other organization that adopts the Plan by execution of an Adoption Agreement.

     2.16 Employer_Contributions. The contribution of the Employer to the Plan and Trust as set forth in section 4.1 and the Adoption Agreement.

     2.17 Entry_Dates. The Effective Date shall be the first Entry Date. Thereafter, the Entry Dates shall be the first day of each Plan Year and the first day of the seventh month of each Plan Year.

     2.18 ERISA. The Employee Retirement Income Security Act of 1974, as amended.

     2.19 Hour_of_Service.

          (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee only for the computation period or periods in which the duties are performed; and

          (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence. No more than five hundred one (501) Hours of Service shall be credited under this paragraph to an Employee on account of any single, continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor regulations which are incorporated herein by this reference.

          (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

          (d) Solely for purposes of determining whether an Employee has a Break in Service, Hours of Service shall also include an uncompensated authorized leave of absence not in excess of two (2) years, or military leave while the Employee's reemployment rights are protected by law or such additional or other periods as granted by the Employer as military leave (credited on the basis of forty (40) Hours of Service per each week or eight (8) Hours of Service per working day), provided the Employee returns to employment at the end of his leave of absence or within ninety (90) days of the end of his military leave, whichever is applicable.

          (e) Hours of Service will be credited for employment with other members of an affiliated service group (under section 414(m)), a controlled group of corporations (under section 414(b)), or a group of trades or businesses under common control (under section 414(c)) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to section 414(o) and the regulations thereunder. Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under section 414(n) or section 414(o) and the regulations thereunder.

          (f) Solely for purposes of determining whether an Employee has a Break in Service, Hours of Service shall also include absence from work for maternity or paternity reasons, if the absence begins on or after the first day of the first Plan Year beginning after 1984. During this absence, the Employee shall be credited with the Hours of Service which would have been credited but for the absence, or, if such hours cannot be determined with eight (8) hours per day. An absence from work for maternity or paternity reasons means an absence:

               (i)   by reason of the pregnancy of an Employee;

               (ii) by reason of the birth of a child of the Employee;

               (iii) by reason of the placement of a child with the Employee in connection with adoption; or

               (iv) for purposes of caring for such a child for a period immediately following such birth or placement.

 These Hours of Service shall be credited in the computation period following the computation period in which the absence begins, except as necessary to prevent a Break in Service in the computation period in which the absence begins. However, no more than five hundred one (501) Hours of Service will be credited for purposes of any such maternity or paternity absence from work.

          (g) The Employer may elect to compute Hours of Service by the use of one of the service equivalencies in the Adoption Agreement. Only one method may be selected. If selected, the service equivalency must be applied to all Employees covered under the Plan.

          (h) If the Employer amends the method of crediting service from the elapsed time method described in section 1.410(a)-7 of the Treasury regulations to the Hours of Service computation method by the adoption of this Plan, or an Employee transfers from a plan under which service is determined on the basis of elapsed time, the following rules shall apply for purposes of determining the Employee's service under this Plan up to the time of amendment or transfer:

               (i) the Employee shall receive credit, as of the date of amendment or transfer, for a number of Years of Service equal to the number of one (1) year periods of service credited to the Employee as of the date of the amendment or transfer; and

               (ii) the Employee shall receive credit in the applicable computation period which includes the date of amendment or transfer, for a number of Hours of Service determined by applying the weekly service equivalency specified in paragraph (g) to any fractional part of a year credited to the Employee under this paragraph (h) as of the date of amendment or transfer. The use of the weekly service equivalency shall apply to all Employees who formerly were credited with service under the elapsed time method.

     2.20 Integration_Level. The Taxable Wage Base or such lesser amount elected by the Employer in the Adoption Agreement.

     2.21 Key_Employee.

          (a) Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was an officer of the Employer if such individual's annual Compensation exceeds fifty percent (50%) of the dollar limitation under section 415(b)(1)(A) of the Code; an owner (or considered an owner under section 318 of the Code) of one of the ten (10) largest interests in the Employer if such individual's Compensation exceeds one hundred percent (100%) of the dollar limitation under section 415(c)(1)(A) of the Code; a Five Percent (5%) Owner of the Employer; or a one percent (1%) owner of the Employer who has annual Compensation of more than one hundred fifty thousand dollars ($150,000).

          (b) For purposes of this section, annual Compensation means compensation as defined in section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under sections 125, 402(a)(8), 402(h) or 403(b) of the Code.

          (c) For purposes of this section, determination period is the Plan Year containing the Determination Date and the four (4) preceding Plan Years.

     2.22 Leased_Employee.

          (a) Any person (other than an Employee of any of the Affiliated Employers) who, pursuant to an agreement between any of the Affiliated Employers and any other person ("leasing organization"), has performed service for any of the Affiliated Employers (or for any of the Affiliated Employers and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year and such services are of a type historically performed by employees in the Affiliated Employer's business field. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Affiliated Employer shall be treated as provided by the Affiliated Employer.

          (b) A Leased Employee shall not be considered an Employee of an Affiliated Employer if:

               (i) such employee is covered by a money purchase pension plan providing:

                     (1) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation (as defined in section 415(c)(3) of the Code), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under sections 125, 402(a)(8), 402(h) or 403(b) of the Code;

                     (2)  immediate participation; and

                     (3)  full and immediate vesting.

 and

               (ii) Leased Employees do not constitute more than twenty percent (20%) of the Affiliated Employer's non-Highly-Compensated workforce.

          (c)  The determination of whether a person is a Leased
 Employee will be made pursuant to section 414(n) of the Code.

     2.23 Maximum_Disparity_Rate.  The lesser of:

          (a)  five and seven-tenths percent (5.7%);

          (b) the applicable percentage determined in accordance with the table below:

                        If the Integration Level is

                                             The Applicable
 More_Than         But_Not_More_Than         Percentage_Is:

 $0                X */                           5.7%
 X of TWB          80% of TWB                     4.3%
 80% of TWB        Y **/                          5.4%


 */  X = the greater of $10,000 or 20% of the Taxable Wage Base.

 **/ Y = any amount more than 80% of the Taxable Wage Base but less than 100% of the Taxable Wage Base.

 "TWB" means the Taxable Wage Base.

 If the Integration Level used is equal to the Taxable Wage Base, the applicable percentage is five and seven-tenths percent (5.7%).


     2.24 Maximum_Profit_Sharing_Disparity_Rate.  The lesser of:

          (a)  two and seven-tenths percent (2.7%);

          (b) the applicable percentage determined in accordance with the table below:

                        If the Integration Level is

                                             The Applicable
 More_Than         But_Not_More_Than         Percentage_Is:

 $0                X */                           2.7%
 X of TWB          80% of TWB                     1.3%
 80% of TWB        Y **/                          2.4%


 */  X = the greater of $10,000 or 20% of the Taxable Wage Base.

 **/ Y = any amount more than 80% of the Taxable Wage Base but less than 100% of the Taxable Wage Base.

 "TWB" means the Taxable Wage Base.

 If the Integration Level used is equal to the Taxable Wage Base, the applicable percentage is two and seven-tenths percent (2.7%).

     2.25 Non-Key_Employee. Any Employee or former Employee who is not a Key Employee. In addition, any Beneficiary of a Non-Key Employee shall be treated as a Non- Key Employee.

     2.26 Normal_Retirement_Age. The age selected in the Adoption Agreement, but not less than age fifty-five (55). If the Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory age or the age specified in the Adoption Agreement.

     2.27 Owner-Employee. An individual who is a sole proprietor, or who is a partner owning more than ten percent (10%) of either the capital or profits interest of a partnership.

     2.28 Participant. A person who has met the eligibility requirements of section 3.1 and whose Account hereunder has been neither completely forfeited nor completely distributed.

     2.29 Plan. The prototype paired defined contribution profit sharing and money purchase pension plan provided under this basic plan document. References to the Plan shall refer to the profit sharing provisions, the money purchase pension provisions, or both, as the context may require.

     2.30 Plan_Administrator. The person, persons or entity appointed by the Employer pursuant to ARTICLE 15 to manage and administer the Plan.

     2.31 Plan_Year. The twelve (12) consecutive month period designated by the Employer in the Adoption Agreement.

     2.32 Self-Employed_Individual. An individual who has Earned Income for the taxable year from the trade or business for which the Plan is established, or an individual who would have had Earned Income for the taxable year but for the fact that the trade or business had no net profits for the taxable year.

     2.33 Shares. Shares of stock in any regulated investment company registered under the Investment Company Act of 1940 that are made available for investment purposes as an investment option under this Plan.

     2.34 Sponsor. The sponsor designated in the Adoption Agreement which has made this Plan available to the Employer.

     2.35 Taxable_Wage_Base. The maximum amount of earnings which may be considered wages for a year under section 3121(a)(1) of the Code in effect as of the beginning of the Plan Year.

     2.36 Total_and_Permanent_Disability. The inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment, which condition, in the opinion of a physician chosen by the Plan Administrator, can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

     2.37 Trust. The fund maintained by the Trustee for the investment of Plan assets in accordance with the terms and conditions of the Trust Agreement.

     2.38 Trust_Agreement. The agreement between the Employer and the Trustee under which the assets of the Plan are held, administered, and managed. The provisions of the Trust Agreement shall be considered an integral part of this Plan as if set forth fully herein.

     2.39 Trustee.   The individual or corporate Trustee or Trustees
 under the Trust Agreement as they may be constituted from time to time.

     2.40 Valuation_Date. The last day of each Plan Year and such other dates as may be determined by the Plan Administrator, as provided in section 5.6 for valuing the Trust assets.

     2.41 Vesting_Computation_Period.  The Plan Year.

     2.42 Year_of_Service. An Eligibility Computation Period, Vesting Computation Period, or Plan Year, whichever is applicable, during which an Employee has completed at least one thousand (1,000) Hours of Service (whether or not continuous). The Employer may, in the Adoption Agreement, specify a fewer number of hours.


                                 ARTICLE 3
                     ELIGIBILITY AND YEARS OF SERVICE

     3.1  Eligibility_Requirements.

          (a) Each Employee of the Affiliated Employers shall become a Participant in the Plan as of the first Entry Date after the date on which the Employee has satisfied the minimum age and service requirements specified in the Adoption Agreement.

          (b) The Employer may elect in the Adoption Agreement to exclude from participation:

               (i) Employees included in a unit of employees covered by a collective bargaining agreement between the Employer and Employee representatives, if retirement benefits were the subject of good faith bargaining. For this purpose, the term "Employee representatives" does not include any organization more than half of whose members are Employees who are owners, officers, or executives of the Employer; and

               (ii) nonresident aliens who receive no earned income from the Employer which constitutes income from sources within the United States.

     3.2 Participation_and_Service_Upon_Reemployment. Upon the reemployment of any Employee, the following rules shall determine his eligibility to participate in the Plan and his credit for prior service.

          (a) Participation. If the reemployed Employee was a Participant in the Plan during his prior period of employment, he shall be eligible upon reemployment to resume participation in the Plan. If the reemployed Employee was not a Participant in the Plan, he shall be considered a new Employee and required to meet the requirements of section
 3.1 in order to be eligible to participate in the Plan, subject to the reinstatement of credit for prior service under paragraph (b) below.

          (b) Credit_for_Prior_Service. In the case of any Employee who is reemployed before or after incurring a Break in Service, any Hour of Service and Year of Service credited to the Employee at the end of his prior period of employment shall be reinstated as of the date of his reemployment.

     3.3  Predecessor_Employers.  If specified in the Adoption
 Agreement, Years of Service with a predecessor employer will be treated as service for the Employer for eligibility purposes; provided, however, if the Employer maintains the plan of a predecessor employer, Years of Service with such employer will be treated as service with the Employer without regard to any election.

                                 ARTICLE 4
                               CONTRIBUTIONS

     4.1  Employer_Contributions.

          (a)  Money_Purchase_Pension_Contributions.  For each Plan
 Year, the Employer shall contribute to the Trust an amount equal to such uniform percentage of Compensation of each eligible Participant as may be determined by the Employer in accordance with the money purchase pension contribution formula specified in the Adoption Agreement. Subject to the limitations of section 5.4, the money purchase pension contribution formula may be integrated with Social Security, as set forth in the Adoption Agreement.

          (b) Profit_Sharing_Contribution. For each Plan Year, the Employer shall contribute to the Trust an amount as may be determined by the Employer in accordance with the profit sharing formula set forth in the Adoption Agreement.

          (c)  Eligible_Participants.  Subject to the Minimum
 Allocation rules of section 5.2 and the exclusions specified in this section, each Participant shall be eligible to share in the Employer Contribution. An Employer may elect in the Adoption Agreement that Participants who terminate employment during the Plan Year with not more than five hundred (500) Hours of Service and who are not Employees as of the last day of the Plan Year (other than Participants who die, retire or become totally and Permanently Disabled during the Plan Year) shall not be eligible to share in the Employer Contribution. An Employer may further elect in the Adoption Agreement to allocate a contribution on behalf of a Participant who completes fewer than five hundred (500) Hours of Service and is otherwise ineligible to share in the Employer Contribution. If the Employer fails to specify in the Adoption Agreement the number of Hours of Service required to share in the Employer Contribution, the number shall be five hundred (500) Hours of Service.

          (d) Contribution_Limitation. In no event shall any Employer Contribution exceed the maximum amount deductible from the Employer's income under section 404 of the Code, or the maximum limitations under section 415 of the Code provided in ARTICLE 6.

     4.2 Payment. All Employer Contributions to the Trust for any Plan Year shall be made either in one lump-sum or in installments in U.S. currency, by check, or in Shares within the time prescribed by law, including extensions granted by the Internal Revenue Service, for filing the Employer's federal income tax return for the taxable year with or within which such Plan Year ends. All Employer Contributions to the Trust for a money purchase pension plan for any Plan Year shall be made within the time prescribed by regulations under section 412(c)(10) of the Code.

     4.3  Nondeductible_Voluntary_Contributions_by_Partici pants.

          (a) This Plan will not accept nondeductible Employee contributions for Plan Years beginning after the Plan Year in which this Plan is adopted by the Employer. Employee contributions made with respect to Plan years beginning after December 31, 1986 will be limited so as to meet the nondiscrimination test of section 401(m).

          (b) A separate account shall be maintained by the Trustee for the nondeductible Employee contributions of each Participant.

          (c) Employee contributions and earnings thereon shall be fully vested and nonforfeitable at all times.

          (d) The provisions of this section shall apply to Employee contributions made prior to the first Plan Year after the Plan Year in which the Employer adopts this Plan.

     4.4  Rollovers.

          (a) Subject to the approval of the Plan Administrator, a participant who has participated in any other qualified plan described in section 401(a) of the Code or in a qualified annuity plan described in section 403(a) of the Code shall be permitted to make a rollover contribution in the form of cash to the Trustee of an amount received by the Participant that is attributable to participation in such other plan (reduced by any nondeductible voluntary contributions he made to the plan), provided that the rollover contribution complies with all requirements of sections 402(a)(5) or 403(a)(4) of the Code, whichever is applicable.

          (b) Before approving such a Participant rollover, the Plan Administrator may request from the Participant or the Employer any documents which the Plan Administrator, in its discretion, deems necessary for such rollover.

          (c) Any rollover contribution to the Trust shall be credited to the Participant's rollover subaccount established under section 5.1 and separately accounted for.

     4.5  Direct_Transfers.

          (a) The Plan shall accept a transfer of assets directly from another plan qualified under sections 401(a) or 403(a) of the Code only if the Plan Administrator, in its sole discretion, agrees to accept such a transfer. In determining whether to accept such a transfer the Plan Administrator shall consider the administrative inconvenience engendered by such a transfer and any risks to the continued qualification of the Plan under section 401(a) of the Code. Acceptance of any such transfer shall not preclude the Plan Administrator from refusing any subsequent such transfers.

          (b) Any transfer of assets accepted under this section shall be credited to the Participant's direct transfer subaccount and shall be separately accounted for at all times and shall remain subject to the provisions of the transferor plan (as it existed at the time of such transfer) to the extent required by section 411(d)(6) of the Code (including, but not limited to, any rights to Qualified Joint and Survivor Annuities and qualified preretirement survivor annuities) as if such provisions were part of the Plan. In all other respects, however, such transferred assets will be subject to the provisions of the Plan.

          (c) Assets accepted under this section shall be fully vested and nonforfeitable.

          (d)  Before approving such a direct transfer, the Plan
 Administrator may request from the Participant or the Employer (or the prior employer) any documents the Plan Administrator, in its discretion, deems necessary for such direct transfer.


                                 ARTICLE 5
                                ALLOCATIONS

     5.1 Individual_Accounts. The Plan Administrator shall establish and maintain an Account in the name of each Participant. The Account shall contain the following subaccounts:

          (a) A money purchase pension contribution subaccount to which shall be credited each such Participant's share of (i) Employer Contributions under section 4.1(a); (ii) the net earnings or net losses on the investment of the assets of the Trust; (iii) distributions; and
 (iv) dividends, capital gain distributions and other earnings received on any Shares credited to the Participant's subaccount;

          (b) A profit sharing contribution subaccount to which shall be credited each such Participant's share of (i) Employer Contributions under section 4.1(b); (ii) forfeitures; (iii) the net earnings or net losses on the investment of the assets of the trust; (iv) distributions; and (v) dividends, capital gain distributions and other earnings received on any Shares credited to the Participant's subaccount;

          (c) A nondeductible voluntary contribution subaccount to which shall be credited (i) nondeductible voluntary contributions by the Participant under section 4.3; (ii) the net earnings or net losses on the investment of the assets of the Trust; (iii) distributions; and
 (iv) dividends, capital gain distributions and other earnings received on any Shares credited to the Participant's subaccount;

          (d)  A direct transfer subaccount to which shall be credited
 (i) contributions to the Trust accepted under section 4.5(a); (ii) the net earnings or net losses on the investment of the assets of the Trust;
 (iii) distributions; and (iv) dividends, capital gain distributions and other earnings received on any Shares credited to the Participant's subaccount;

          (e)  A rollover subaccount to which shall be credited
 (i) contributions to the Trust accepted under section 4.4(a); (ii) the net earnings or net losses on the investment of the assets of the Trust;
 (iii) distributions; and (iv) dividends, capital gain distributions and other earnings received on any Shares credited to the Participant's subaccount.

     5.2  Minimum_Allocation.

          (a) Except as otherwise provided in this section, the Employer Contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent (3%) of such Participant's Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy section 401 of the Code, the largest percentage of Employer Contributions and forfeitures, as a percentage of the first two hundred thousand dollars ($200,000) of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant's failure to complete one thousand (1,000) Hours of Service (or any equivalent provided in the Plan); or (ii) the Participant's failure to make mandatory Employee contributions to the Plan; or
 (iii) Compensation less than a stated amount. For purposes of this subsection, all defined contribution plans required to be included in an aggregation group under section 416(g)(2)(A)(i) shall be treated as a single plan.

          (b) For purposes of computing the minimum allocation, Compensation shall mean Compensation as defined in section 6.5(b) of the Plan.

          (c) The provision in subsection (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

          (d) The provision in subsection (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan or plans.

          (e) The minimum allocation required (to the extent required to be nonforfeitable under section 416(b)) may not be forfeited under section 411(a)(3)(B) or 411(a)(3)(D).

     5.3  Allocation_of_Employer_Contributions_and_Forfeitures.

          (a)  All money purchase pension contributions for a given
 Plan Year shall be allocated to the Account of the Participant for whom such contribution was made. Any forfeiture from a Participant's money purchase pension contribution subaccount arising under the Plan for a given Plan Year shall be applied as specified in the Adoption Agreement, either: (i) to reduce the Employer Contribution in that year, or if in excess of the Employer Contribution for such Plan Year, the excess amounts shall be used to reduce the Employer Contribution in the next succeeding Plan Year or Years or (ii) to be added to the Employer Contributions and allocated accordingly.

          (b) All profit sharing contributions and forfeitures from a Participant's profit sharing contribution subaccount will be allocated to the Account of each Participant in the ratio that such Participant's Compensation bears to the Compensation of all Participants. However, if the profit sharing contribution formula selected in the Adoption Agreement is integrated with Social Security, profit sharing contributions for the Plan Year plus any forfeitures will be allocated to Participants' Accounts as follows:

               (i) Step_One. Contributions and forfeitures will be allocated to each Participant's Account in the ratio that each Participant's total Compensation bears to all Participants' total Compensation, but not in excess of three percent (3%) of each Participant's Compensation. (Step One is not applicable if the Employer enters into the money purchase pension Adoption Agreement).

               (ii) Step_Two. Any contributions and forfeitures remaining after the allocation in Step One (if any) will be allocated to each Participant's Account in the ratio that each Participant's Compensation for the Plan Year in excess of the Integration Level bears to the excess Compensation of all Participants, but not in excess of three percent (3%). (Step Two is not applicable if the Employer enters into the money purchase pension Adoption Agreement).

               (iii) Step_Three. Any contributions and forfeitures remaining after the allocation in Step Two (if any) will be allocated to each Participant's Account in the ratio that the sum of each Participant's total Compensation and Compensation in excess of the Integration Level bears to the sum of all Participants' total Compensation and Compensation in excess of the Integration Level, but not in excess of whichever of the following is applicable:

               (i) if the Employer has not adopted the money purchase pension Adoption Agreement, then the Maximum Profit Sharing Disparity Rate; or

               (ii) If the Employer has adopted the money purchase pension Adoption Agreement, then the lesser of:

                     (1)  the percentage of each Participant's
 Compensation for the Plan Year up to the Integration Level determined by dividing the allocation by such Compensation (the base contribution percentage); or

                     (2)  the Maximum Disparity Rate.

               (iv) Step_Four. Any remaining contributions or forfeitures will be allocated to each Participant's Account in the ratio that each Participant's total Compensation for the Plan Year bears to all Participants' total Compensation for that year.

          (c) Notwithstanding anything in (a) or (b) above to the contrary, forfeitures arising under a Participant's money purchase pension contribution subaccount will only be used to reduce the contributions of the Participant's Employer who adopted this Plan, and forfeitures arising under a Participant's profit sharing contribution subaccount will be reallocated only for the benefit of Employees of the Participant's Employer who adopted this Plan.

     5.4 Coordination_of_Social_Security_Integration. If the Employer maintains plans involving integration with Social Security other than this Plan, and if any Participant is eligible to participate in more than one of such plans, all such plans will be considered to be integrated if the extent of the integration of all such plans does not exceed one hundred percent (100%). For purposes of the preceding sentence, the extent of integration of a plan is the ratio (expressed as a percentage) which the actual benefits, benefit rate, offset rate, or Employer Contribution rate under the plan bears to the integration limitation applicable to such plan. If the Employer enters into both the money purchase pension Adoption Agreement and the profit sharing Adoption Agreement under this Plan, integration with Social Security may only be selected in one Adop-

 tion Agreement.

     5.5 Withdrawals_and_Distributions. Any distribution to a Participant or his Beneficiary, any amount transferred from a Participant's Account directly to the Trustee of any other qualified plan described in section 401(a) of the Code or to a qualified annuity plan described in section 403(a) of the Code, or any withdrawal by a Participant shall be charged to the appropriate subaccount(s) of the Participant as of the date of the distribution or the withdrawal.

     5.6  Determination_of_Value_of_Trust_Fund_and_of_Net
 Earnings_or_Losses. As of each Valuation Date the Trustee shall determine for the period then ended the sum of the net earnings or losses of the Trust (excluding with respect to Shares and other assets specifically allocated to a specific Participant's subaccount, (i) dividends and capital gain distributions from Shares, (ii) receipts or income attributable to insurance policies, (iii) income gains and/or losses attributable to a Participant's loans made pursuant to ARTICLE 13 or to any other assets) which shall reflect accrued but unpaid interest, dividends, gains, or losses realized from the sale, exchange or collection of assets, other income received, appreciation in the fair market value of assets, depreciation in the fair market value of assets, administration expenses, and taxes and other expenses paid. Gains or losses realized and adjustments for appreciation or depreciation in fair market value shall be computed with respect to the difference between such value as of the preceding Valuation Date or date of purchase, whichever is applicable, and the value as of the date of disposition or the current Valuation Date, whichever is applicable.

     5.7  Allocation_of_Net_Earnings_or_Losses.

          (a) As of each Valuation Date the net earnings or losses of the Trust (excluding with respect to Shares and other assets specifically allocated to a specific Participant's subaccount, (i) dividends and capital gain distributions from Shares, (ii) dividends or credits attributable to insurance policies, (iii) income gains and/or losses attributable to a Participant's loans made pursuant to ARTICLE 13 or to any other assets, all of which shall be allocated to such Participant's subaccount) for the valuation period then ending shall be allocated to the Accounts of all Participants (or Beneficiaries) having credits in the fund both on such date and at the beginning of such valuation period. Such allocation shall be made by the application of a fraction, the numerator of which is the value of the Account of a specific Participant (or Beneficiary) as of the immediately preceding Valuation Date, reduced by any distributions therefrom since such preceding Valuation Date, and the denominator of which is the total value of all such Accounts as of the preceding Valuation Date, reduced by any distributions therefrom since such preceding Valuation Date.

          (b) To the extent that Shares and other assets are specifically allocated to a specific Participant's subaccount:
 (i) dividends and capital gain distributions from Shares; (ii) dividends or credits attributable to insurance policies; and (iii) income gains and/or losses attributable to a Participant's loans made pursuant to
 ARTICLE 13 or to any other assets, all shall be allocated to such Partici-pant's subaccount.

     5.8 Responsibilities_of_the_Plan_Administrator. The Plan Administrator shall maintain accurate records with respect to the contributions made by or on behalf of Participants under the Plan, and shall furnish the Trustee with written instructions directing the Trustee to allocate all Plan contributions to the Trust among the separate Accounts of Participants in accordance with section 5.1 above. In making any such allocation, the Trustee shall be fully entitled to rely on the instructions furnished by the Plan Administrator, and shall be under no duty to make any inquiry or investigation with respect thereto.


                                 ARTICLE 6
                        LIMITATIONS ON ALLOCATIONS

     6.1  Employers_Who_Do_Not_Maintain_Other_Qualified Plans.

          (a) If the Participant does not participate in, and has never participated in another qualified plan or a welfare benefit fund, as defined in section 419(e) of the Code, maintained by the Employer, or an individual medical account, as defined in section 415(l)(2) of the Code, maintained by the Employer, which provides an Annual Addition as defined in section 6.5(a), the amount of Annual Additions that may be credited to the Participant's Account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

          (b)  Prior to determining the Participant's actual
 Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

          (c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual
 Compensation for the Limitation Year.

          (d) If, pursuant to subsection (c) or as a result of the allocation of forfeitures, there is an Excess Amount the excess will be disposed of as follows:

               (i)   Any nondeductible voluntary Employee
 contributions, to the extent they would reduce the Excess Amount, will be returned to the Participant;

               (ii) If after the application of paragraph (i) an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Account will be used to reduce Employer Contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary;

               (iii) If after the application of paragraph (i) an Excess Amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions (including allocation of any forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;

               (iv) If a suspense account is in existence at any time during the Limitation Year pursuant to this section, it will not participate in the allocation of the Trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts before any Employer or any Employee contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

     6.2  Employers_Who_Maintain_Other_Qualified_Master_or
           Prototype_Defined_Contribution_Plans.

          (a) This section applies if, in addition to this Plan, the Participant is covered under another qualified master or prototype defined contribution plan maintained by the Employer, a welfare benefit fund, as defined in section 419(e) of the Code maintained by the Employer or an individual medical account, as defined in section 415(l)(2) of the Code, maintained by the Employer which provides an Annual Addition as defined in section 6.5(a), during any Limitation Year. The Annual Additions that may be credited to a Participant's Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant's Account under the other plans and welfare benefit funds for the same Limitation Year. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the Maximum Permissible Amount and the Employer Contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year.

          (b)  Prior to determining the Participant's actual
 Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in section 6.1(b).

          (c) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual
 Compensation for the Limitation Year.

          (d) If, pursuant to section 6.2(c), or as a result of the allocation of forfeitures, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.

          (e) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

               (i) the total Excess Amount allocated as of such date, times

               (ii) the ratio of (1) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (2) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified master or prototype defined contribution plans.

          (f) Any Excess Amount attributed to this Plan will be disposed of in the manner described in section 6.1(d).

     6.3  Employers_Who,_In_Addition_to_this_Plan,_Maintain
 Other_Qualified_Plans_Which_Are_Defined_Contribution_Plans
 Other_than_Master_or_Prototype_Plans. If the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a Master or Prototype Plan, Annual Additions which may be credited to the Participant's Account under this Plan for any Limitation Year will be limited in accordance with section 6.2 as though the other plan were a Master or Prototype Plan unless the Employer provides other limitations in the Adoption Agreement.

     6.4  Employers_Who,_In_Addition_to_This_Plan,_Maintain
 A_Qualified_Defined_Benefit_Plan. If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Fraction and Defined Contribution Fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant's Account under this Plan for any Limitation Year will be limited in accordance with the Adoption Agreement.

     6.5 Definitions. Unless otherwise expressly provided herein, for purposes of this ARTICLE only, the following definitions and rules of interpretation shall apply:

          (a) Annual_Additions. The sum of the following amounts credited to a Participant's Account for the Limitation Year:

               (i)   Employer Contributions;

               (ii)  Employee contributions;

               (iii) forfeitures; and

               (iv) amounts allocated after March 31, 1984 to an individual medical account, as defined in section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer, are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in section 419(e) of the Code, maintained by the Employer, are treated as Annual Additions to a defined contribution plan.

 For this purpose, any Excess Amount applied under sections 6.1(d) or 6.2(f) in the Limitation Year to reduce Employer Contributions will be considered Annual Additions for such Limitation Year.

          (b) Compensation. A Participant's earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

               (i) Employer contributions to a plan of deferred compensation which are not includable in the Employee's gross income for the taxable year in which contributed, or Employer Contributions under a simplified employee pension plan to the extent such contributions are excluded from the Employee's gross income, or any distributions from a plan of deferred compensation;

               (ii)  Amounts realized from the exercise of a
 nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

               (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

               (iv) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in section 403(b) of the Code (whether or not the amounts are actually excludable from the gross income of the Employee).

               For purposes of applying the limitations of this ARTICLE, Compensation for a Limitation Year is the Compensation actually paid or includable in gross income during such year.

               Notwithstanding the preceding sentence, Compensation for a Participant in a defined contribution plan who is Totally and Permanently Disabled (as defined in section 22(e)(3) of the Code) is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled; such imputed Compensation for the disabled Participant may be taken into account only if the Participant is not a Highly-Compensated Employee (as defined in section 414(q) of the Code), and contributions made on behalf of such Participant are nonforfeitable when made.

          (c) Defined_Benefit_Fraction. A fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of one hundred percent (100%) of the dollar limitation determined for the Limitation Year under sections 415(b) and (d) of the Code or one hundred forty percent (140%) of highest average compensation, including any adjustments under section 415(b) of the Code.

          Notwithstanding the above, if the Participant was a
 Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than one hundred twenty-five percent (125%) of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms
 and conditions of the Plan after May 5, 1986.   The preceding sentence
 applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of section 415 of the Code for all Limitation Years beginning before January 1, 1987.

          (d) Defined_Contribution_Dollar_Limitation. Thirty thousand dollars ($30,000) or, if greater, one- fourth (1/4) of the defined benefit dollar limitation set forth in section 415(b)(1) of the Code as in effect for the Limitation Year.

          (e) Defined_Contribution_Fraction. A fraction, the numerator of which is the sum of the Annual Additions to the Participant's Account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible voluntary contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, as defined in section 419(e) of the Code and individual medical accounts, as defined in section 415(l)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of one hundred percent (100%) of the dollar limitation in effect under section 415(c)(1)(A) of the Code or thirty-five percent (35%) of the Participant's Compensation for such year.

<PAGE

          If the Participant was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.

          (f) Employer. For purposes of this ARTICLE, Employer shall mean the employer that adopts this Plan, and all members of a controlled group of corporations (as defined in section 414(b) of the Code as modified by section 415(h) of the Code), all commonly controlled trades or businesses (as defined in section 414(c) of the Code as modified by section 415(h) of the Code), or affiliated service groups (as defined in section 414(m) of the Code) of which the adopting Employer is a part and any other entity required to be aggregated with the Employer pursuant to regulations under section 414(o) of the Code.

          (g) Excess_Amount. The excess of the Participant's Annual Addition for the Limitation Year over the Maximum Permissible Amount.

          (h) Highest_Average_Compensation. The average compensation for the three consecutive Plan Years that produce the highest average.

          (i) Limitation_Year. A Plan Year, or the twelve (12) consecutive month period elected by the Employer in the Adoption Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different twelve (12) consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

          (j) Master_or_Prototype_Plan. A plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

          (k) Maximum_Permissible_Amount. The maximum Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year shall not exceed the lesser of:

          (a)  the Defined Contribution Dollar Limitation;

 or

          (b)  twenty-five percent (25%) of the Participant's
 Compensation for the Limitation Year.

          The Compensation limitation referred to in subsection (b) shall not apply to any contribution for medical benefits (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under section 415(l)(1) or section 419A(d)(2) of the Code.

          If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve (12) consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

               Number of Months in the Short Limitation Year
               ---------------------------------------------
                                    12

          (l) Projected_Annual_Benefit. The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or Qualified Joint and Survivor Annuity) to which the Participant would be entitled under the terms of the Plan assuming:

               (i) the Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and

               (ii) the Participant's Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

                                 ARTICLE 7
                                TRUST FUND

     7.1 Receipt_of_Contributions_by_Trustee. All contributions to the Trust that are received by the Trustee, together with any earnings thereon, shall be held, managed and administered by the Trustee named in the Adoption Agreement in accordance with the terms and conditions of the Trust Agreement and the Plan. The Trustee may use a Custodian designated by the Sponsor to perform recordkeeping and custodial functions. The Trustee shall be subject to the proper directions of the Employer or the Plan Administrator made in accordance with the terms of the Plan and ERISA.

     7.2  Investment_Responsibility.

          (a) If the Employer elects in the Adoption Agreement to exercise investment authority and responsibility, the selection of the investments in which assets of the Trust are invested shall be the responsibility of the Plan Administrator and each Participant will have a ratable interest in all assets of the Trust.

          (b) If the Adoption Agreement so provides and the Employer elects to permit each Participant or Beneficiary to select the investments in his Account, no person, including the Trustee and the Plan Administrator, shall be liable for any loss or for any breach of fiduciary duty which results from such Participant's or Beneficiary's exercise of control.

          (c) If the Adoption Agreement so provides and the Employer elects to permit each Participant or Beneficiary to select the investments in his Account, the Employer or the Plan Administrator must complete a schedule of Participant designations.

          (d) If Participants and Beneficiaries are permitted to select the investment in their Accounts, all investment related expenses, including administrative fees charged by brokerage houses, will be charged against the Accounts of the Participants.

          (e) The Plan Administrator may at any time change the selection of investments in which the assets of the Trust are invested, or subject to such reasonable restrictions as may be imposed by the Sponsor for administrative convenience, may submit an amended schedule of Participant designations. Such amended documents may provide for a variance in the percentages of contributions to any particular investment or a request that Shares in the Trust be reinvested in whole or in part in other Shares.

     7.3 Investment_Limitations. The Sponsor may impose reasonable investment limitations on the Employer and the Plan Administrator relating to the type of permissible investments in the Trust or the minimum percentage of Trust assets to be invested in Shares.


                                 ARTICLE 8
                                  VESTING

     8.1 Nondeductible_Voluntary_Contributions_and Earnings. The Participant's nondeductible voluntary contribution subaccount shall be fully vested and nonforfeitable at all times and no forfeitures will occur as a result of an Employee's withdrawal of nondeductible voluntary contributions.

     8.2 Rollovers,_Transfers_and_Earnings. The Participant's rollover subaccount and direct transfer subaccount shall be fully vested and nonforfeitable at all times.

     8.3 Employer_Contributions_and_Earnings. Notwithstanding the vesting schedule elected by the Employer in the Adoption Agreement, the Participant's money purchase pension contribution subaccount and profit sharing contribution subaccount shall be fully vested and nonforfeitable upon the Participant's death, disability, attainment of Normal Retirement Age, or, if the Adoption Agreement provides for an Early Retirement Date, attainment of the required age and completion of the required service.
 In the absence of any of the preceding events, the Participant's money purchase contribution subaccount and his profit sharing contribution subaccount shall vest in accordance with a minimum vesting schedule specified in the Adoption Agreement. The schedule must be at least as favorable to Participants as either schedule (a) or (b) below.

          (a)  Graduated vesting according to the following schedule:

          Years_of_Service          Vested_Percentage

          Less than 2                       0%
          2 but less than 3                20%
          3 but less than 4                40%
          4 but less than 5                60%
          5 but less than 6                80%
          6 or more                       100%

          (b) Full one hundred percent (100%) vesting after three (3) Years of Service.

     8.4  Amendments_to_Vesting_Schedule.

          (a) If the Plan's vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of the Participant's nonforfeitable percentage or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least three (3) Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. For any Participants who do not have at least one (1) Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting "five (5) Years of Service" for "three (3) Years of Service" where such language appears.

          (b) The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

               (i)   sixty (60) days after the amendment is adopted;

               (ii) sixty (60) days after the amendment becomes effective; or

               (iii) sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

          (c) No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's Account balance may be reduced to the extent permitted under section 412(c)(8) of the Code. For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's Account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of a Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his Employer-derived accrued benefit will not be less than his percentage computed under the Plan without regard to such amendment.

     8.5 Determination_of_Years_of_Service. For purposes of determining the vested and nonforfeitable percentage of the Participant's Employer Contribution subaccounts, all of the Participant's Years of Service with the Employer or an Affiliated Employer shall be taken into account. If specified in the Adoption Agreement, Years of Service with a predecessor employer will be treated as service for the Employer; provided, however, if the Employer maintains the plan of a predecessor employer, Years of Service with such predecessor employer will be treated as service with the Employer without regard to any election.

     8.6  Forfeiture_of_Nonvested_Amounts.

          (a) For Plan Years beginning before 1985, any portion of a Participant's Account that is not vested shall be forfeited by him as of the last day of the Plan Year in which a Break in Service occurs. For Plan Years beginning after 1984, any portion of a Participant's Account that is not vested shall be forfeited by him as of the last day of the Plan Year in which his fifth consecutive Break in Service occurs. Any amounts thus forfeited shall be reallocated as provided in ARTICLE 5 and shall not be considered part of a Participant's Account in computing his vested interest. The remaining portion of the Participant's Account will be nonforfeitable.

          (b) If a distribution is made at a time when a Participant has a vested right to less than one hundred percent (100%) of the value of the Participant's Account attributable to Employer Contributions and forfeitures, as determined in accordance with the provisions of section 8.3, and the nonvested portion of the Participant's Account has not yet been forfeited in accordance with paragraph (a) above:

               (i) a separate remainder subaccount shall be established for the Participant's interest in the Plan as of the time of the distribution, and

               (ii) at any relevant time the Participant's vested portion of the separate remainder subaccount shall be equal to an amount ("X") determined by the following formula:

                       X = P(AB + (R x D)) - (R x D)

          For purposes of applying the formula: P is the vested percentage at the relevant time; AB is the Account balance at the relevant time; D is the amount of the distribution; and R is the ratio of the Account balance at the relevant time to the Account balance after distribution.

     8.7 Reinstatement_of_Benefit. If a benefit is forfeited because a Participant or Beneficiary cannot be found, such benefit will be reinstated if a claim is made by the Participant or Beneficiary.

                                 ARTICLE 9
                  JOINT AND SURVIVOR ANNUITY REQUIREMENTS

     9.1 General. The provisions of this ARTICLE shall apply to any Participant who is credited with at least one (1) Hour of Service with the Employer on or after August 23, 1984, and such other Participants as provided in section 9.7.

     9.2 Qualified_Joint_and_Survivor_Annuity. Unless an optional form of benefit is selected pursuant to a Qualified Election within the ninety
 (90) day period ending on the Annuity Starting Date, a married Participant's Vested Account Balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant's Vested Account Balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the Earliest Retirement Age under the Plan.

     9.3 Qualified_Preretirement_Survivor_Annuity. Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a Participant dies before the Annuity Starting Date, then the Participant's Vested Account Balance shall be applied toward the purchase of an annuity for the life of the Surviving Spouse. The Surviving Spouse may elect to have such annuity distributed within a reasonable period after the Participant's death.

     9.4  Definitions.

          (a)  Election_Period.

               (i) The period which begins on the first day of the Plan Year in which the Participant attains age thirty-five (35) and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which age thirty-five
 (35) is attained, with respect to the Account balance as of the date of separation, the Election Period shall begin on the date of separation.

               (ii) A Participant who has not yet attained age thirty-five (35) as of the end of any current Plan Year may make a special Qualified Election to waive the qualified preretirement survivor annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age thirty-five (35). Such election shall not be valid unless the Participant receives a written explanation of the qualified preretirement survivor annuity in such terms as are comparable to the explanation required under section 9.5. Qualified preretirement survivor annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age thirty-five (35). Any new waiver on or after such date shall be subject to the full requirements of this ARTICLE.

          (b) Earliest_Retirement_Age. The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

          (c)  Qualified_Election.

               (i)   A waiver of a Qualified Joint and Survivor
 Annuity or a qualified preretirement survivor annuity. Any waiver of a Qualified Joint and Survivor Annuity or a qualified preretirement survivor annuity shall not be effective unless:

                     (1)  the Participant's Spouse consents in
 writing to the election;

                     (2)  the election designates a specific
 Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent);

                     (3)  the Spouse's consent acknowledges the
 effect of the election; and

                     (4) the Spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a Qualified Election.

               (ii) Any consent by a Spouse obtained under this provision (or establishment that the consent of Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in section 9.5.

          (d) Qualified_Joint_and_Survivor_Annuity. An immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which equals fifty percent (50%) of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's Vested Account Balance.

          (e)  Spouse_(Surviving_Spouse).  The Spouse or Surviving
 Spouse of the Participant, provided that a former spouse will be treated as the Spouse or Surviving Spouse and a current Spouse will not be treated as the Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order as described in section 414(p) of the Code.

          (f) Annuity_Starting_Date. The first day of the first period for which an amount is paid as an annuity or any other form.

          (g) Vested_Account_Balance. The aggregate value of the Participant's Vested Account Balances derived from Employer and Employee contributions (including rollovers and direct transfers), whether vested before or upon death, including the proceeds of insurance contracts if any, on the Participant's life. The provisions of this ARTICLE shall apply to a Participant who is vested in amounts attributable to Employer Contributions, Employee contributions (or both) at the time of death or distribution.

     9.5  Notice_Requirements.

          (a) In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall no less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date, provide each Participant a written explanation of:

               (i) the terms and conditions of a Qualified Joint and Survivor Annuity;

               (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit;

               (iii) the rights of a Participant's Spouse; and

               (iv)  the right to make, and the effect of, a
 revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

          (b) In the case of a qualified preretirement survivor annuity as described in section 9.3, the Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the qualified preretirement survivor annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of subsection (a) applicable to a Qualified Joint and Survivor Annuity.

          (c) The applicable period for a Participant is whichever of the following periods ends last:

               (i) the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35);

               (ii) a reasonable period ending after the individual becomes a Participant;

               (iii) a reasonable period ending after subsection (e) ceases to apply to the Participant;

               (iv) a reasonable period ending after this ARTICLE first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age thirty-five (35).

          (d) For purposes of applying subsection (c), a reasonable period ending after the enumerated events described above in subsections
 (ii), (iii) and (iv) is the end of the two-year period beginning one (1) year prior to the date the applicable event occurs, and ending one (1) year after that date. In the case of a Participant who separates from service before the Plan Year in which age thirty-five (35) is attained, notice shall be provided within the two (2) year period beginning one (1) year prior to separation and ending one (1) year after separation. If such a participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

          (e) Notwithstanding the other requirements of this section, the respective notices prescribed by this section need not be given to a Participant if:

               (i) the Plan "fully subsidizes" the cost of a Qualified Joint and Survivor Annuity or qualified preretirement survivor annuity; and

               (ii) the Plan does not allow the Participant to waive the Qualified Joint and Survivor Annuity or qualified preretirement survivor annuity and does not allow a married Participant to designate a nonspouse Beneficiary.

          For purposes of this subsection, a plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the Participant may result from the Participant's failure to elect another benefit.

     9.6  Safe_Harbor_Rules.

          (a) This section shall apply to a Participant in a profit sharing plan, and to any distribution, made on or after the first day of the first Plan year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible Employee contributions, as defined in section 72(o)(5)(B) of the Code, and maintained on behalf of a Participant in a money purchase pension plan (including a target benefit plan) if the following conditions are satisfied:

               (i) the Participant does not or cannot elect payments in the form of a life annuity; and

               (ii) on the death of a Participant, the Participant's Vested Account Balance will be paid to the Participant's Surviving Spouse, but if there is no Surviving Spouse, or if the Surviving Spouse has consented in a manner conforming to a Qualified Election, then to the Participant's Designated Beneficiary.

          (b) The Surviving Spouse may elect to have distribution of the Vested Account Balance commence within the ninety (90) day period following the date of the Participant's death. The Account balance shall be adjusted for gains or losses occurring after the Participant's death in accordance with the provisions of the Plan governing the adjustment of Account balances for other types of distributions.

          (c) This section shall not be operative with respect to a Participant in a profit sharing plan if the plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, a target benefit plan, stock bonus, or profit sharing plan which is subject to the survivor annuity requirements of sections 401(a)(11) and 417 of the Code. If this section is operative, then the provisions of this ARTICLE, other than section 9.7, shall be inoperative.

          (d) The Participant may waive the spousal death benefit described in this section at any time provided that no such waiver shall be effective unless it satisfies the conditions of section 9.4(c) (other than the notification requirement referred to therein) that would apply to the Participant's waiver of the qualified preretirement survivor annuity.

          (e) For purposes of this section, Vested Account Balance shall mean, in the case of a money purchase pension plan or a target benefit plan, the Participant's separate Account balance attributable solely to accumulated deductible Employee contributions within the meaning of section 72(o)(5)(B) of the Code. In the case of a profit sharing plan, Vested Account Balance shall have the same meaning as provided in section 9.4(g).

     9.7  Transitional_Rules.

          (a) Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous sections of this ARTICLE must be given the opportunity to elect to have the prior sections of this ARTICLE apply if such Participant is credited with at least one (1) Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least ten (10) years of vesting service when he or she separated from service.

          (b) Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one (1) Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with subsection (d).

          (c) The respective opportunities to elect (as described in subsections (a) and (b) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

          (d)  Any Participant who has elected pursuant to subsection
 (b) and any Participant who does not elect under subsection (a) or who meets the requirements of subsection (a) except that such Participant does not have at least ten (10) years of vesting service when he or she separates from service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

               (i) Automatic_Joint_and_Survivor_Annuity. If benefits in the form of a life annuity become payable to a married Participant who:

                     (1) begins to receive payments under the Plan on or after Normal Retirement Age; or

                     (2)  dies on or after Normal Retirement Age
 while still working for the Employer; or

                     (3) begins to receive payments on or after the qualified early retirement age; or

                     (4)  separates from service on or after
 attaining Normal Retirement Age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

 then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the Election Period. The Election Period must begin at least six (6) months before the Participant attains qualified early retirement age and end not more than ninety (90) days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

               (ii)  Election_of_Early_Survivor_Annuity.  A
 Participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect, during the Election Period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The Election Period begins on the later of (1) the 90th day before the Participant attains the qualified early retirement age; or (2) the date on which participation begins, and ends on the date the Participant terminates employment.

          (e) The following terms shall have the meanings specified herein:

               (i)   Qualified_Early_Retirement_Age.  The latest of:

                     (1) the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits;

                     (2) the first day of the 120th month beginning before the Participant reaches Normal Retirement Age; or

                     (3)  the date the Participant begins
 participation.

               (ii) Qualified_Joint_and_Survivor_Annuity. An annuity for the life of the Participant with a survivor annuity for the life of the Spouse as described in section 9.4(d).


                                ARTICLE 10
                          DISTRIBUTION PROVISIONS

     10.1 Vesting_on_Distribution_Before_Break_in_Service.

          (a) If an Employee terminates service, and the value of the Employee's Vested Account Balance derived from Employer and Employee contributions is not greater than three thousand five hundred dollars ($3,500), the Employee will receive a distribution of the value of the entire vested portion of such Account balance and the nonvested portion will be treated as a forfeiture. For purposes of this section, if the value of an Employee's Vested Account Balance is zero, the Employee shall be deemed to have received a distribution of such Vested Account Balance. A Participant's Vested Account Balance shall not include accumulated deductible Employee contributions within the meaning of section 72(o)(5)(B) of the Code for Plan Years beginning prior to January 1, 1989.

          (b) If an Employee terminates service and elects, in accordance with this ARTICLE, to receive the value of his Vested Account Balance, the nonvested portion will be treated as a forfeiture. If the Employee elects to have distributed less than the entire vested portion of the Account balance derived from Employer Contributions, the part of the nonvested portion that will be treated as a forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer Contributions and the denominator of which is the total value of the vested Employer derived Account balance.

          (c) If an Employee receives a distribution pursuant to this section and the Employee resumes employment covered under this Plan, the Employee's Employer- derived Account balance will be restored to the amount on the date of distribution if the Employee repays to the Plan the full amount of the distribution attributable to Employer Contributions before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer, or the date the Participant incurs five (5) consecutive one (1) year Breaks in Service following the date of the distribution. If an Employee is deemed to receive a distribution pursuant to this section, and the Employee resumes employment covered under this Plan before the date the Participant incurs five (5) consecutive one (1) year Breaks in Service, upon the reemployment of such Employee, the Employer-derived Account balance of the Employee will be restored to the amount on the date of such deemed distribution.

     10.2 Restrictions_on_Immediate_Distributions.

          (a) If the value of a Participant's Vested Account Balance derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) three thousand five hundred dollars ($3,500) and the Account balance is immediately distributable, the Participant and the Participant's Spouse (or where either the Participant or the Spouse has died, the survivor) must consent to any distribution of such Account balance. The consent of the Participant and the Participant's Spouse shall be obtained in writing within the ninety (90) day period ending on the Annuity Starting Date. The Annuity Starting Date is the first day of the first period for which an amount is paid as an annuity or any other form. The Plan Administrator shall notify the Participant and the Participant's Spouse of the right to defer any distribution until the Participant's Account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of section 417(a)(3), and shall be provided no less than thirty (30) days and no more than ninety (90) days prior to the Annuity Starting Date.

          (b) Notwithstanding the provisions of subsection (a), only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the Account balance is immediately distributable. (Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to section 9.6 of the Plan, only the Participant need consent to the distribution of an Account balance that is immediately distributable). Neither the consent of the Participant nor the Partici-

 pant's Spouse shall be required to the extent that a distribution is required to satisfy section 401(a)(9) or section 415 of the Code. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's Account balance may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in section 4975(e)(7) of the Code) within the same controlled group.

          (c) An Account balance is immediately distributable if any part of the Account balance could be distributed to the Participant (or Surviving Spouse) before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age sixty- two
 (62).

          (d) For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's Vested Account Balance shall not include amounts attributable to accumulated deductible Employee contributions within the meaning of section 72(o)(5)(B) of the Code.

     10.3 Commencement_of_Benefits.

          (a) Unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which:

               (i) the Participant attains age sixty-five (65) (or Normal Retirement Age, if earlier);

               (ii) the 10th anniversary of the year in which the Participant commenced participation in the Plan occurs; or

               (iii) the Participant terminates service with the Employer.

          (b) Notwithstanding the foregoing, the failure of a Participant and Spouse to consent to a distribution while a benefit is immediately distributable, within the meaning of section 10.2 of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

     10.4 Early_Retirement_With_Age_and_Service_Require ment. If a Participant separates from service before satisfying the age requirement for early retirement, but has satisfied the service requirement, the Participant will be entitled to elect an early retirement benefit upon satisfaction of such age requirement.

     10.5 Nontransferability_of_Annuities. Any annuity contract distributed herefrom must be nontransferable.

     10.6 Conflicts_With_Annuity_Contracts. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.

                                ARTICLE 11
                     TIMING AND MODES OF DISTRIBUTION

     11.1 General_Rules.

          (a) Subject to ARTICLE 9, the requirements of this ARTICLE shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this ARTICLE apply to calendar years beginning after December 31, 1984.

          (b) All distributions required under this ARTICLE shall be determined and made in accordance with the income tax regulations under section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed regulations.

     11.2 Required_Beginning_Date. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date.

     11.3 Limits_on_Distribution_Periods. As of the first Distribution Calendar Year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

          (a)  the life of the Participant;

          (b)  the life of the Participant and a Designated
 Beneficiary;

          (c)  a period certain not extending beyond the Life
 Expectancy of the Participant; or

          (d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a Designated Beneficiary.

     11.4 Determination_of_Amount_to_be_Distributed_Each Year.

          (a)  Individual_Account.

               (i) If a Participant's Benefit is to be distributed over (1) a period not extending beyond the Life Expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's Designated Beneficiary or (2) a period not extending beyond the Life Expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant's Benefit by the Applicable Life Expectancy.

               (ii) For calendar years beginning before January 1, 1989, if the Participant's Spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least fifty percent (50%) of the present value of the amount available for distribution is paid within the Life Expectancy of the Participant.

               (iii) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year shall not be less than the quotient obtained by dividing the Participant's Benefit by the lesser of
 (1) the Applicable Life Expectancy or (2) if the Participant's Spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the proposed regulations. Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy in subsection (a)(i) above as the relevant divisor without regard to proposed regulations section 1.401(a)(9)-2.

               (iv) The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Employee's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

          (b) Other_Forms. If the Participant's Benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of section 401(a)(9) of the Code and the proposed regulations thereunder.

     11.5 Death_Distribution_Provisions.

          (a) Distribution_Beginning_Before_Death. If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

          (b) Distribution_Beginning_After_Death. If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:

               (i) if any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the Life Expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

               (ii)  if the Designated Beneficiary is the
 Participant's Surviving Spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the later of
 (1) December 31 of the calendar year immediately following the calendar year in which the Participant died and (2) December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70 1/2).

          (c) If the Participant has not made an election pursuant to this section by the time of his or her death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this section; or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

          (d) For purposes of subsection (b) above, if the Surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of subsection (b), with the exception of paragraph
 (ii) therein, shall be applied as if the Surviving Spouse were the Participant.

          (e) For purposes of this section, any amount paid to a child of the Participant will be treated as if it had been paid to the Surviving Spouse if the amount becomes payable to the Surviving Spouse when the child reaches the age of majority.

          (f) For the purposes of this section, distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or, if subsection (d) above is applicable, the date distribution is required to begin to the Surviving Spouse pursuant to subsection (b) above). If distribution in the form of an annuity described in section 11.4(b) above irrevocably commences to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

     11.6 Designation_of_Beneficiary.  Subject to the rules of
 ARTICLE 9, a Participant (or former Participant) may designate from time to time any person or persons (who may be designated contingently or successively and may be an entity other than a natural person) as his Beneficiary who will be entitled to receive any undistributed amounts credited to the Participant's separate Account under the Plan at the time of the Participant's death. Any such Beneficiary designation by a Participant shall be made in writing in the manner prescribed by the Plan Administrator, and shall be effective only when filed with the Plan Administrator during the Participant's lifetime. A Participant may change or revoke his Beneficiary designation at any time in the manner prescribed by the Plan Administrator. If any portion of the Participant's Account is invested in insurance pursuant to ARTICLE 14, the Beneficiary of the benefits under the insurance policy shall be the person or persons designated under the policy. If the Designated Beneficiary (or each of the Designated Beneficiaries) predeceases the Participant, the Partici-

 pant's Beneficiary designation shall be ineffective. If no Beneficiary designation is in effect at the time of the Participant's death, his Beneficiary shall be his estate.

     11.7 Definitions.

          (a) Applicable_Life_Expectancy. The Life Expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one (1) for each calendar year which has elapsed since the date Life Expectancy was first calculated. If Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy as so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if Life Expectancy is being recalculated such succeeding calendar year. If annuity payments commence in accordance with section 11.4(b) before the Required Beginning Date, the applicable calendar year is the year such payments commence. If distribution is in the form of an immediate annuity purchased after the Participant's death with the Participant's remaining interest, the applicable calendar year is the year of purchase.

          (b) Designated_Beneficiary. The individual who is designated as the Beneficiary under the Plan in accordance with section 401(a)(9) and the proposed regulations thereunder.

          (c) Distribution_Calendar_Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to section 11.5 above.

          (d)  Life_Expectancy.

               (i) Life Expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the income tax regulations.

               (ii) Unless otherwise elected by the Participant (or Spouse, in the case of distributions described in section 11.5(b)(ii) above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or Spouse) and shall apply to all subsequent years. The Life Expectancy of a non-Spouse Beneficiary may not be recalculated.

          (e)  Participant's_Benefit.

               (i) The Account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

               (ii) For purposes of subsection (i) above, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

          (f)  Required_Beginning_Date.

               (i) General_Rule. The Required Beginning Date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70 1/2).

               (ii) Transitional_Rules. The Required Beginning Date of a Participant who attains age seventy and one-half (70 1/2) before January 1, 1988, shall be determined in accordance with (1) or (2) below:

                     (1)  Non-Five-Percent_Owners.  The Required
 Beginning Date of a Participant who is not a Five Percent (5%) Owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age seventy and one-half (70 1/2) occurs.

                     (2)  Five_Percent_Owners.  The Required
 Beginning Date of a Participant who is a Five Percent (5%) Owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                          (A)  the calendar year in which the
 Participant attains age seventy and one-half (70 1/2); or

                          (B)  the earlier of the calendar year with
 or within which ends the Plan Year in which the Participant becomes a Five Percent (5%) Owner, or the calendar year in which the Participant retires.

 The Required Beginning Date of a Participant who is not a Five Percent (5%) Owner who attains age seventy and one- half (70 1/2) during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

               (iii) Five_Percent_Owner. A Participant is treated as a Five Percent (5%) Owner for purposes of this section if such Participant is a Five Percent (5%) Owner as defined in section 416(i) of the Code (determined in accordance with section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age sixty-six and one-half (66 1/2) or any subsequent year.

               (iv)  Once distributions have begun to a Five Percent
 (5%) Owner under this section, they must continue to be distributed, even if the Participant ceases to be a Five Percent (5%) Owner in a subsequent year.

     11.8 Transitional_Rule.

          (a) Notwithstanding the other requirements of this ARTICLE and subject to the requirements of ARTICLE 9, distribution on behalf of any Employee, including a Five Percent (5%) Owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

               (i) The distribution by the Trust is one which would not have disqualified such trust under section 401(a)(9) of the Internal Revenue Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

               (ii) The distribution is in accordance with a method of distribution designated by the Employee whose interest in the Trust is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

               (iii) Such designation was in writing, was signed by the Employee or the Beneficiary, and was made before January 1, 1984.

               (iv) The Employee had accrued a benefit under the Plan as of December 31, 1983.

               (v) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distributions will be made, and in the case of any distribution upon the Employee's death, the Beneficiaries of the Employee listed in order of priority.

          (b) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

          (c) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections (a)(i) and
 (a)(v).

          (d) If a designation is revoked, any subsequent distribution must satisfy the requirements of section 401(a)(9) of the Code and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy section 401(a)(9) of the Code and the regulations thereunder but for the section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in section 1.401(a)(9)-2 of the proposed regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 shall apply.

     11.9 Optional_Forms_of_Benefit.

          (a) Except to the extent benefits are required to be paid in the form of an automatic joint and survivor annuity under ARTICLE 9, any amount which a Participant shall be entitled to receive under the Plan shall be distributed in one or a combination of the following ways:

               (i) in a lump-sum payment of cash, the amount of which shall be determined by redeeming all Shares credited to the Participant's Account under the Plan as of the date of distribution;

               (ii) in a lump-sum payment including a distribution in kind of all Shares credited to the Participant's Account under the Plan as of the date of distribution;

               (iii) in substantially equal monthly, quarterly, or annual installment payments of cash, or the distribution of Shares in kind, over a period certain not to exceed the Life Expectancy of the Participant or the joint and last survivor Life Expectancy of the Participant and his Beneficiary, determined in each case as of the earlier of: (1) the end of the Plan Year in which occurs the event entitling the Participant to a distribution of benefits, or (2) the date such installments commence;

               (iv) if permitted by the Sponsor, in monthly, quarterly, or annual installment payments of cash, or the distribution of Shares in kind, so that the amount distributed in each Plan Year equals the quotient obtained by dividing the Participant's Account at the beginning of that Plan Year by the joint and last survivor Life Expectancy of the Participant and the Beneficiary for that Plan Year. The Life Expectancy will be computed using the recomputation method described in section 11.7(d). Unless the Spouse of the retired Participant is the Beneficiary, the actuarial present value of all expected payments to the retired Participant must be more than fifty percent (50%) of the actuarial present value of payments to the retired Participant and the Beneficiary; or

               (v)   by application of the Participant's vested
 Account to the purchase of a nontransferable immediate or deferred annuity contract, on an individual or group basis. Unless the Spouse of the retired Participant is the Beneficiary, the actuarial present value of all expected payments to the retired Participant must be more than fifty percent (50%) of the actuarial present value of payments to the retired Participant and the Beneficiary.

          (b) If the Participant fails to select a method of distribution, except as may be required by ARTICLE 9, all amounts which he is entitled to receive under the Plan shall be distributed to him in a lump-sum payment.

                                ARTICLE 12
                                WITHDRAWALS

     12.1 Withdrawal_of_Nondeductible_Voluntary_Contribu tions. Subject to the Qualified Election requirements of ARTICLE 9 and section 12.3, any Participant who has made nondeductible voluntary contributions may, upon thirty (30) days notice in writing filed with the Plan Administrator, have paid to him all or any portion of the fair market value of his nondeductible voluntary contribution subaccount.

     12.2 Hardship_Withdrawals. If the Adoption Agreement so provides and the Employer elects, this section applies only to the profit sharing contribution subaccount and only if the profit sharing allocation formula selected in the Adoption Agreement is not integrated with Social Security.

          (a)  Demonstration_of_Need.  Subject to the Qualified
 Election requirements of ARTICLE 9 and section 12.3, if a Participant establishes an immediate and heavy financial need for funds because of a hardship resulting from the purchase or renovation of a primary residence, the education of the Participant or a member of his immediate family (including special education), the medical or personal expenses of the Participant or a member of his immediate family, or other demonstrable emergency as determined by the Plan Administrator on a uniform and nondiscriminatory basis, the Participant shall be permitted, subject to the limitations of subsection (b) below, to make a hardship withdrawal of an amount credited to his profit sharing contribution subaccount under the Plan.

          (b) Amount_of_Hardship_Withdrawal. The amount of any hardship withdrawal by a Participant under subsection (a) above shall not exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant.

          (c)  Prior_Withdrawal_of_Nondeductible_Voluntary
 Participant_Contributions. A Participant shall not be permitted to make a hardship withdrawal under subsection (a) above unless he has already withdrawn, in accordance with section 12.1, any amount credited to his nondeductible voluntary contributions subaccount.

     12.3 Manner_of_Making_Withdrawals. Any withdrawal by a Participant under the Plan shall be made only after the Participant files a written request with the Plan Administrator specifying the nature of the withdrawal (and the reasons therefor, if a hardship withdrawal), and the amount of funds requested to be withdrawn. Upon approving any withdrawal, the Plan Administrator shall furnish the Trustee with written instructions directing the Trustee to make the withdrawal in a lump-sum payment of cash to the Participant. In making any withdrawal payment, the Trustee shall be fully entitled to rely on the instructions furnished by the Plan Administrator, and shall be under no duty to make any inquiry or investigation with respect thereto. Unless section 9.6 is applicable, if the Participant is married, his Spouse must consent to the withdrawal pursuant to a Qualified Election (as defined in section 9.4(c)) within the ninety (90) day period ending on the date of the withdrawal.

     12.4 Limitations_on_Withdrawals. The Plan Administrator may prescribe uniform and nondiscriminatory rules and procedures limiting the number of times a Participant may make a withdrawal under the Plan during any Plan Year, and the minimum amount a Participant may withdraw on any single occasion.


                                ARTICLE 13
                                   LOANS

     13.1 General_Provisions.

          (a) If the Adoption Agreement so provides and the Employer so elects, loans shall be made available to any Participant or Beneficiary who is a party-in-interest (as defined in section 3(14) of ERISA) on a reasonably equivalent basis. A Participant or Beneficiary who is not a party-in-interest (as defined in section 3(14) of ERISA) shall not be eligible to receive a loan under this ARTICLE.

          (b) Loans shall not be made available to Highly- Compensated Employees (as defined in section 414(q) of the Code) in an amount greater than the amount made available to other Employees.

          (c) Loans must be adequately secured and bear a reasonable interest rate.

          (d) No Participant loan shall exceed the present value of the Participant's Vested Account Balance.

          (e) Unless section 9.6 is applicable, a Participant must obtain the consent of his or her Spouse, if any, to use of the Account balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the ninety (90) day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a Plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting Spouse or any subsequent Spouse with respect to that loan. A new consent shall be required if the Account balance is used for renegotiation, extension, renewal or other revision of the loan.

          (f) In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs under the Plan.

          (g) Loans will not be made to any shareholder- employee or Owner-Employee. For purposes of this requirement, a shareholder-employee means an Employee or officer of an electing small business (subchapter S) corporation who owns (or is considered as owning within the meaning of section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than five percent (5%) of the outstanding stock of the corporation.

          (h) If a valid spousal consent has been obtained in accordance with subsection (e), then, notwithstanding any other provision of this Plan, the portion of the Participant's Vested Account Balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than one hundred percent (100%) of the Participant's Vested Account Balance (determined without regard to the preceding sentence) is payable to the Surviving Spouse, then the Account balance shall be adjusted by first reducing the Vested Account Balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the Surviving Spouse.

     13.2 Administration_of_Loan_Program.

          (a) The Plan's loan program will be administered by the Plan Administrator.

          (b) Loan requests shall be made on a form prescribed by the Plan Administrator and shall comply with section 13.4.

          (c) Loan requests that comply with all the requirements of this ARTICLE shall be approved by the Plan Administrator.

          (d) The rate of interest to be charged on loans shall be determined under section 13.5.

          (e) The only collateral that may be used as security for a loan, and the limitations and requirements applicable, are determined under section 13.6.

          (f)  The rules regarding defaults are set forth in section
 13.9.

     13.3 Amount_of_Loan. Loans to any Participant or Beneficiary will not be made to the extent that such loan, when added to the outstanding balance of all other loans to the Participant or Beneficiary, would exceed the lesser of:

          (a)  fifty thousand dollars ($50,000) reduced by the excess
 (if any) of the highest outstanding balance of loans during the one (1) year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made; or

          (b) one-half (1/2) the present value of the nonforfeitable accrued benefit of the Participant.

          (c) For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in sections 414(b), 414(c) and 414(m) of the Code are aggregated.

     13.4 Manner_of_Making_Loans. A request by a Participant for a loan shall be made in writing to the Plan Administrator and shall specify the amount of the loan, and the subaccount(s) or Shares of the Participant from which the loan should be made. The terms and conditions on which the Plan Administrator shall approve loans under the Plan shall be applied on a uniform and nondiscriminatory basis with respect to all Participants.
 If a Participant's request for a loan is approved by the Plan Administrator, the Plan Administrator shall furnish the Trustee with written instructions directing the Trustee to make the loan in a lump-sum payment of cash to the Participant. In making any loan payment under this ARTICLE, the Trustee shall be fully entitled to rely on the instructions furnished by the Plan Administrator and shall be under no duty to make any inquiry or investigation with respect thereto.

     13.5 Terms_of_Loan. Loans shall be made on such terms and subject to such limitations as the Plan Administrator may prescribe.
 Furthermore, any loan shall, by its terms, require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five (5) years from the date of the loan, unless such loan is used to acquire a dwelling unit which, within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant. The rate of interest to be charged shall be determined by the Plan Administrator in accordance with the rates quoted by representative financial institutions in the local area for similar loans.

     13.6 Security_for_Loan. Any loan to a Participant under the Plan shall be secured by the pledge of all the Participant's right, title, and interest in the Trust. Such pledge shall be evidenced by the execution of a promissory note by the Participant which shall provide that, in the event of any default by the Participant on a loan repayment, the Plan Administrator shall be authorized (to the extent permitted by law) to deduct the amount of the loan outstanding and any unpaid interest due thereon from the Participant's wages or salary to be thereafter paid by the Employer, and to take any and all other actions necessary and appropriate to enforce collection of the unpaid loan. An assignment or pledge of any portion of the Participant's interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this section. In the event the value of the Participant's vested Account at any time is less than one hundred twenty- five percent (125%) of the outstanding loan balance, the Plan Administrator shall request additional collateral of sufficient value to adequately secure the repayment of the loan. Failure to provide such additional collateral upon a request of the Plan Administrator shall constitute an event of default.

     13.7 Segregated_Investment. Loans shall be considered a Participant directed investment and, for the limited purposes of allocating earnings and losses pursuant to ARTICLE 5, shall not be considered a part of the common fund under the Trust.

     13.8 Repayment_of_Loan. The Plan Administrator shall have the sole responsibility for ensuring that a Participant timely makes all loan repayments, and for notifying the Trustee in the event of any default by the Participant on the loan. Each loan repayment shall be paid to the Trustee and shall be accompanied by written instructions from the Plan Administrator that identify the Participant on whose behalf the loan repayment is being made.

     13.9 Default_on_Loan.

          (a) In the event of a termination of the Participant's employment with the Affiliated Employers or a default by a Participant on a loan repayment, all remaining payments on the loan shall be immediately due and payable. The Employer shall, upon the direction of the Plan Administrator, to the extent permitted by law, deduct the total amount of the loan outstanding and any unpaid interest due thereon from the wages or salaries payable to the Participant by the Employer in accordance with the Participant's promissory note. In addition, the Plan Administrator shall take any and all other actions necessary and appropriate to enforce collection of the unpaid loan. However, attachment of the Participant's Account pledged as security will not occur until a distributable event occurs under the Plan.

          (b) For purposes of this section, the term "default" shall mean failure, by a period of at least ten (10) days, to make any loan payment (whether principal or interest or both) that is due and payable. Neither the Plan Administrator nor any other fiduciary is required to give any written or oral notice of default.

     13.10 Unpaid_Amounts. Upon the occurrence of a Participant's retirement or death, or upon a Participant's fifth consecutive Break in Service or earlier distribution, the unpaid balance of any loan, including any unpaid interest, shall be deducted from any payment or distribution from the Trust to which such Participant or his Beneficiary may be entitled. If after charging the Participant's Account with the unpaid balance of the loan, including any unpaid interest, there still remains an unpaid balance of any such loan and interest, then the remaining unpaid balance of such loan and interest shall be charged against any property pledged as security with respect to such loan.

                                ARTICLE 14
                                 INSURANCE

     14.1 Insurance. If the Adoption Agreement so provides and the Employer elects to allocate or permit Participants to allocate a portion of their Accounts to purchase life insurance, the ensuing subsections of this ARTICLE shall apply.

     14.2 Policies. The Plan Administrator shall instruct the Trustee to procure one or more life insurance policies on the Participant's life, the terms of which shall conform to the requirements of the Plan and the Code. The policies and the companies which write them shall be subject to the approval of the Plan Administrator and the Trustee. The Trustee shall procure and hold such policies in its name or the name of the nominee. The Trustee shall be the sole owner of all contracts purchased hereunder, and it shall be so designated in each policy and application therefor.

     14.3 Beneficiary. The Participant shall have the right to name the Beneficiary and to choose the benefit option under the policy for the Beneficiary. The Trustee shall designate the Beneficiary of all such policies in accordance with the written directions of the Plan Adminis-

 trator and the policy terms. Such designations may be outlined in the original application as forwarded to the issuing company. However, the Plan Administrator shall have available and shall furnish the Participant with the necessary forms for any Beneficiary designation or change of Beneficiary and it will keep a copy of all executed designations as part of its records. Upon a Participant's death, the Plan Administrator will promptly furnish the Trustee a copy of the last designation and shall authorize the Trustee to complete such forms as the insurance company may require in order to effect the benefit option.

     14.4 Payment_of_Premiums.  Subject to the provisions of sections
 7.3 and 14.5, premium payments to the insurer may be made only by the Trustee with respect to any insurance policy purchased on behalf of a Participant and shall constitute first an investment of a portion of the funds of the Participant's Employer Contribution subaccounts up to the maximum amount of such subaccounts permitted to be applied toward such premium payments, as provided in section 14.5. If a Participant's subaccounts lack sufficient assets to pay premiums on a life insurance policy due on his behalf, the Trustee, at the direction of the Plan Administrator, acting upon the request of the Participant, shall borrow under the policy loan provisions, if any, the amount necessary to pay such premiums, using the cash value of the insurance as security, or the Trustee may liquidate assets held in the Participant's Account, in the same order, of sufficient value to pay such premiums. Any loans shall be repaid by the application of earnings, contributions, or forfeitures to the Account of the Participant insured by such policy. In the absence of the Plan Administrator's direction to borrow or to liquidate assets to pay premiums, the life insurance policy shall be put on a paid-up basis or, if it has no cash value, cancelled.

     14.5 Limitation_on_Insurance_Premiums. The Trustee shall not pay, nor shall anyone on behalf of the Trustee pay, any life insurance premium for any Participant out of the Participant's Employer Contribution subaccounts unless the amount of such payment, plus all premiums previously so paid on behalf of the Participant, is less than fifty percent (50%) of the Employer Contributions and forfeitures allocated to the Participant's Employer Contribution subaccounts as determined on the date such premium is paid with respect to reserve life insurance policies and shall be less than twenty-five percent (25%) thereof with respect to nonreserve (term) policies, or, if both reserve life and term insurance are purchased on the life of any Participant, the sum of the term insurance premium plus one-half (1/2) of the reserve life premiums may not exceed twenty- five percent (25%) of the Employer Contributions made on behalf of such Participant. For purposes of these incidental insurance provisions, reserve life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums. Dividends received on life insurance policies shall be considered a reduction of premiums paid in such computations.

          If payment of premiums on a Participant's life insurance policy is prohibited because of the limitation, the Trustee, as directed by the Plan Administrator, shall permit the Participant to maintain that part of the coverage made available by the prohibited premiums, either by payment of the amount of the prohibited premium by the Participant from sources other than the Trust or by distributing the policy to the extent of the Participant's vested interest to the Participant and eliminating it from the Trust.

          Nothing contained in the foregoing provisions of section 14.4 and this section shall be deemed to authorize the payment of any premium or premiums for any Participant which would result in a failure to maintain any mandatory investment in Shares required by the Sponsor in the Account or subaccounts of any such Participant.

     14.6 Insurance_Company. No insurance company which may issue any policies for the purposes of this Plan shall be required to take or permit any action contrary to the provisions of said policies, nor shall such insurance company be deemed to be a party to, or responsible for the validity of, this Plan for any purpose. No such insurance company shall be required to look into the terms of this Plan or question any action of the Trustee hereunder, nor be responsible to see that any action of the Trustee is authorized by the terms of this Plan. Any such issuing insurance company shall be fully discharged from any and all liability for any amount paid to the Trustee or paid in accordance with the direction of the Trustee, as the case may be, or for any change made or action taken by such insurance company upon such direction and no such insurance company shall be obliged to see to the distribution or further application of any monies paid by it. The certificate of the Trustee signed by one of its trust officers, assistant secretary, or other authorized representative thereof, may be received by any insurance company as conclusive evidence of any of the matters mentioned in this Plan and any insurance company shall be fully protected in taking or permitting any action on the faith thereof and shall incur no liability or responsibility for so doing.

     14.7 Distribution_of_Policies. Upon a Participant's death, the Trustee, upon direction of the Plan Administrator, shall procure the payment of the proceeds of any policy held by the Participant in accordance with its terms and this Plan. The Trustee shall be required to pay over all the proceeds of any policy to the Participant's Designated Beneficiary in accordance with the distribution provisions of this Plan.
 A Participant's Spouse will be the Designated Beneficiary unless a Qualified Election has been made in accordance with section 9.4(c) of the Plan. Under no circumstances shall the Trust retain any part of the proceeds. Subject to the joint and survivor annuity requirements of
 ARTICLE 9, the policies shall be converted or distributed upon commencement of benefits in accordance with the provisions of this section. Upon a Participant's retirement at or after his Normal Retirement Age, unless there is a single sum distribution in which case any policy shall be distributed, any such policy shall be converted to a paid-up contract and delivered to the Participant but the Plan Administrator may, with the Participant's consent, direct that a portion or all of such cash value of the policy be converted to provide retirement income as permitted within the terms of the policy and this Plan. Upon a Participant's retirement due to Total and Permanent Disability, any such policy shall be held for his account and assigned or delivered to the Participant in addition to any other benefits provided by this Plan. Upon a Participant's termination of employment for reasons other than death, Total and Permanent Disability, or retirement as stated above, to the extent of life insurance purchased by Employer Contributions, he shall be entitled to a vested interest in any policy held for his account as his interest is vested in the remainder of his Employer Contribution subaccounts (exclusive of any such policy). Whenever the Participant is entitled to one hundred percent (100%) vesting, then such policy shall be assigned and delivered to the Participant in accordance with its terms and the terms of the Plan. Whenever the Participant is entitled to vesting of less than one hundred percent (100%), then the Participant shall be entitled to a vested interest of the cash surrender value of any such policy equal to his percent of vested interest in his Employer Contribution subaccounts, exclusive of the policy, and one of the following distribution procedures shall apply:

          (a) If the nonvested portion of the cash surrender value of all policies held for the Participant's Account is less than the amount of his vested termination benefit exclusive of the policies, then, such policy shall be assigned to the Participant and the remainder of the Participant's vested interest in the Participant's Employer Contribution subaccounts shall be reduced by the cash surrender value of the nonvested portion of all policies, after which it shall be paid or distributed to the Participant in accordance with the terms of the Plan; or

          (b) If the nonvested portion of the cash surrender value of all policies held for the Participant's Account exceeds the Participant's vested interest in the Employer Contribution subaccount exclusive of such policies, the Participant shall be given the opportunity to purchase such policies by paying to the Trustee the amount of such excess within thirty
 (30) days after notice to him of the amount to be paid. Upon receipt of such payment said policy shall be assigned and delivered to the Partici-

 pant to the full satisfaction of all termination benefits under this Plan. Any such policy not so purchased shall be surrendered by the Trustee for its cash value and the proceeds thereof deposited in the Trust for reallocation pursuant to ARTICLE 5.

          It is the intention hereof that the total termination benefit of a Participant whose interest is not fully vested shall be equal to the sum of the vested percentage of his Employer Contribution subaccounts exclusive of all such policies and the same percentage of the cash value of all such policies held for his Account. To the extent possible under the foregoing provisions, such total termination benefits shall be satisfied by the transfer and delivery to the Participant of one or more such policies with the balance, if any, to be paid in cash or in kind.

     14.8 Policy_Features. The Trustee shall arrange, where possible, that all policies purchased for the benefit of a Participant shall have the same dividend option which shall be on the premium reduction plan, and as nearly as may be possible all policies issued under the Plan shall have the same anniversary date. To the extent any dividends or credits earned on insurance policies are not applied toward the next premiums due, they shall be allocated to the Participant's Employer Contribution subaccount in the same manner as a Participant's directed investment.

     14.9 Changed_Conditions. From time to time because of changed conditions, the Trustee, acting at the direction of the Plan Administrator upon the election of the Participant concerned, shall obtain an additional contract or policy or make such change in the contracts or policies maintained by the Trustee on the life of the Participant as may be required by such changed conditions, within the limits permitted by the insurance company which issued or is requested to issue a contract and the limits established by this Plan.

     14.10 Conflicts. In the event of any conflict between the terms of the Plan and the provisions of any contract issued hereunder, the terms of the Plan shall control.


                                ARTICLE 15
                              ADMINISTRATION

     15.1 Duties_and_Responsibilities_of_Fiduciaries;

 Allocation_of_Fiduciary_Responsibility. A fiduciary of the Plan shall have only those specific powers, duties, responsibilities, and obligations as are explicitly given him under the Plan and Trust Agreement. In general, the Employer shall have the sole responsibility for making contributions to the Plan required under ARTICLE 4; appointing the Trustee and the Plan Administrator; and determining the funds available for investment under the Plan. The Plan Administrator shall have the sole responsibility for the administration of the Plan, as more fully described in section 15.2. It is intended that each fiduciary shall be responsible only for the proper exercise of his own powers, duties, responsibilities, and obligations under the Plan and Trust Agreement, and shall not be responsible for any act or failure to act of another fiduciary. A fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

     15.2 Powers_and_Responsibilities_of_the_Plan_Adminis trator.

          (a) Administration_of_the_Plan. The Plan Administrator shall have all powers necessary to administer the Plan, including the power to construe and interpret the Plan documents; to decide all questions relating to an individual's eligibility to participate in the Plan; to determine the amount, manner, and timing of any distribution of benefits or withdrawal under the Plan; to approve and ensure the repayment of any loan to a Participant under the Plan; to resolve any claim for benefits in accordance with section 15.7; and to appoint or employ advisors, including legal counsel; to render advice with respect to any of the Plan Administrator's responsibilities under the Plan. Any construction, interpretation, or application of the Plan by the Plan Administrator shall be final, conclusive, and binding. All actions by the Plan Administrator shall be taken pursuant to uniform standards applied to all persons similarly situated. The Plan Administrator shall have no power to add to, subtract from, or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

          (b) Records_and_Reports. The Plan Administrator shall be responsible for maintaining sufficient records to reflect the Eligibility Computation Periods in which an Employee is credited with one or more Years of Service for purposes of determining his eligibility to participate in the Plan, and the Compensation of each Participant for purposes of determining the amount of contributions that may be made by or on behalf of the Participant under the Plan. The Plan Administrator shall be responsible for submitting all required reports and notifications relating to the Plan to Participants or their Beneficiaries, the Internal Revenue Service and the Department of Labor.

          (c) Furnishing_Trustee_with_Instructions. The Plan Administrator shall be responsible for furnishing the Trustee with written instructions regarding all contributions to the Trust, all distributions to Participants in accordance with ARTICLE 10, all withdrawals by Participants in accordance with ARTICLE 12, all loans to Participants in accordance with ARTICLE 13 and all purchases of life insurance in accordance with ARTICLE 14. In addition, the Plan Administrator shall be responsible for furnishing the Trustee with any further information respecting the Plan which the Trustee may request for the performance of its duties or for the purpose of making any returns to the Internal Revenue Service or Department of Labor as may be required of the Trustee.

          (d) Rules_and_Decisions. The Plan Administrator may adopt such rules as it deems necessary, desirable, or appropriate in the administration of the Plan. All rules and decisions of the Plan Administrator shall be applied uniformly and consistently to all Participants in similar circumstances. When making a determination or calculation, the Plan Administrator shall be entitled to rely upon information furnished by a Participant or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.

          (e) Application_and_Forms_for_Benefits. The Plan Administrator may require a Participant or Beneficiary to complete and file with it an application for a benefit, and to furnish all pertinent information requested by it. The Plan Administrator may rely upon all such information so furnished to it, including the Participant's or Beneficiary's current mailing address.

          (f)  Facility_of_Payment.  Whenever, in the Plan
 Administrator's opinion, a person entitled to receive a payment of a benefit or installment thereof is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, as determined by a court of competent jurisdiction, it may direct the Trustee to make payments to such person or to the legal representative or to a relative or friend of such person for that person's benefit, or it may direct the Trustee to apply the payment for the benefit of such person in such manner as it considers advisable.

     15.3 Allocation_of_Duties_and_Responsibilities. The Plan Administrator may, by written instrument, allocate among its members or employees any of its duties and responsibilities not already allocated under the Plan or may designate persons other than members or employees to carry out any of the Plan Administrator's duties and responsibilities under the Plan. Any such duties or responsibilities thus allocated must be described in the written instrument. If a person other than an Employee of the Employer is so designated, such person must acknowledge in writing his acceptance of the duties and responsibilities allocated to him.

     15.4 Appointment_of_the_Plan_Administrator. The Employer shall designate in the Adoption Agreement the Plan Administrator who shall administer the Employer's Plan. Such Plan Administrator may consist of an individual, a committee of two or more individuals, whether or not, in either such case, the individual or any of such individuals are Employees of the Employer, a consulting firm or other independent agent, the Trustee (with its consent), or the Employer itself. The Plan Administrator shall be charged with the full power and the responsibility for administering the Plan in all its details. If no Plan Administrator has been appointed by the Employer, or if the person designated as Plan Administrator by the Employer is not serving as such for any reason, the Employer shall be deemed to be the Plan Administrator of the Plan. The Plan Administrator may be removed by the Employer, or may resign by giving notice in writing to the Employer, and in the event of the removal, resignation, or death, or other termination of service by the Plan Administrator, the Employer shall, as soon as practicable, appoint a successor Plan Administrator, such successor thereafter to have all of the rights, privileges, duties, and obligations of the predecessor Plan Administrator.

     15.5 Expenses. The Employer shall pay all expenses authorized and incurred by the Plan Administrator in the administration of the Plan except to the extent such expenses are paid from the Trust.

     15.6 Liabilities. The Plan Administrator and each person to whom duties and responsibilities have been allocated pursuant to section 15.3 may be indemnified and held harmless by the Employer with respect to any alleged breach of responsibilities performed or to be performed hereunder. The Employer and each Affiliated Employer shall indemnify and hold harmless the Sponsor against all claims, liabilities, fines, and penalties, and all expenses reasonably incurred by or imposed upon him (including, but not limited to, reasonable attorney's fees) which arise as a result of actions or failure to act in connection with the operation and administration of the Plan.

     15.7 Claims_Procedure.

          (a) Filing_a_Claim. Any Participant or Beneficiary under the Plan may file a written claim for a Plan benefit with the Plan Administrator or with a person named by the Plan Administrator to receive claims under the Plan.

          (b) Notice_of_Denial_of_Claim. In the event of a denial or limitation of any benefit or payment due to or requested by any Participant or Beneficiary under the Plan ("claimant"), claimant shall be given a written notification containing specific reasons for the denial or limitation of his benefit. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation of his benefit is based. In addition, it shall contain a description of any other material or information necessary for the claimant to perfect a claim, and an explanation of why such material or information is necessary. The notification shall further provide appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review. This written notification shall be given to a claimant within ninety (90) days after receipt of his claim by the Plan Administrator unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of said ninety (90) day period, and such notice shall indicate the special circumstances which make the postponement appropriate.

          (c) Right_of_Review. In the event of a denial or limitation of his benefit, the claimant or his duly authorized representative shall be permitted to review pertinent documents and to submit to the Plan Administrator issues and comments in writing. In addition, the claimant or his duly authorized representative may make a written request for a full and fair review of his claim and its denial by the Plan Administrator; provided, however, that such written request must be received by the Plan Administrator (or its delegate to receive such requests) within sixty (60) days after receipt by the claimant of written notification of the denial or limitation of the claim. The sixty (60) day requirement may be waived by the Plan Administrator in appropriate cases.

          (d) Decision_on_Review. A decision shall be rendered by the Plan Administrator within sixty (60) days after the receipt of the request for review, provided that where special circumstances require an extension of time for processing the decision, it may be postponed on written notice to the claimant (prior to the expiration of the initial sixty (60) day period) for an additional sixty (60) days, but in no event shall the decision be rendered more than one hundred twenty (120) days after the receipt of such request for review. Any decision by the Plan Adminis-

 trator shall be furnished to the claimant in writing and shall set forth the specific reasons for the decision and the specific Plan provisions on which the decision is based.

          (e) Court_Action. No Participant or Beneficiary shall have the right to seek judicial review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to filing a claim for benefits or exhausting his rights to review under this section.


                                ARTICLE 16
                     AMENDMENT, TERMINATION AND MERGER

     16.1 Sponsor's_Power_to_Amend. The Sponsor may amend any part of the Plan. For purposes of Sponsor's amendments, the mass submitter shall be recognized as the agent of the Sponsor. If the Sponsor does not adopt the amendments made by the mass submitter, it will no longer be identical to or a minor modifier of the mass submitter plan.

     16.2 Amendment_by_Adopting_Employer.

          (a)  The Employer may:

               (i)   change the choice of options in the Adoption
 Agreement;

               (ii) add overriding language in the Adoption Agreement when such language is necessary to satisfy section 415 or section 416 of the Code because of the required aggregation of multiple plans; and

               (iii) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed.

          (b) An Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under section 412(d) of the Code, will no longer participate in this prototype plan and will be considered to have an individually designed plan.

     16.3 Vesting_Upon_Plan_Termination. In the event of the termination or partial termination of the Plan, the Account balance of each affected Participant will be nonforfeitable.

     16.4 Vesting_Upon_Complete_Discontinuance_of_Contribu tions. In the event of a complete discontinuance of contributions under the Plan, the Account balance of each affected Participant will be nonforfeitable.

     16.5 Maintenance_of_Benefits_Upon_Merger. In the event of a merger or consolidation with, or transfer of assets to any other plan, each Participant will receive a benefit immediately after such merger, consolidation or transfer (if the Plan then terminated) which is at least equal to the benefit the Participant was entitled to immediately before such merger, consolidation or transfer (if the Plan had been terminated).

     16.6 Special_Amendments. The Employer may from time to time make any amendment to the Plan that may be necessary to satisfy section 415 or 416 of the Code. Any such amendment will be adopted by the Employer by completing overriding Plan language in the Adoption Agreement. In the event of such an amendment, the Employer must obtain a separate determination letter from the Internal Revenue Service to continue reliance on the Plan's qualified status.

                                ARTICLE 17
                               MISCELLANEOUS

     17.1 Exclusive_Benefit_of_Participants_and_Beneficia ries.

          (a) All assets of the Trust shall be retained for the exclusive benefit of Participants and their Beneficiaries, and shall be used only to pay benefits to such persons or to pay the fees and expenses of the Trust. The assets of the Trust shall not revert to the benefit of the Employer, except as otherwise specifically provided in section 17.1(b).

          (b) To the extent permitted or required by ERISA and the Code, contributions to the Trust under this Plan are subject to the following conditions:

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               (i)   If a contribution or any part thereof is made to
 the Trust by the Employer under a mistake of fact, such contribution or part thereof shall be returned to the Employer within one (1) year after the date the contribution is made.

               (ii) In the event the Plan is determined not to meet the initial qualification requirements of section 401 of the Code, contributions made in respect of any period for which such requirements are not met shall be returned to the Employer within one (1) year after the Plan is determined not to meet such requirements, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

               (iii) Contributions to the Trust are specifically conditioned on their deductibility under the Code and, to the extent a deduction is disallowed for any such contribution, such amount shall be returned to the Employer within one (1) year after the date of the disallowance of the deduction.

     17.2 Nonguarantee_of_Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

     17.3 Rights_to_Trust_Assets.  No Employee, Participant, or
 Beneficiary shall have any right to, or interest in, any assets of the Trust upon termination of employment or otherwise, except as provided under the Plan. All payments of benefits under the Plan shall be made solely out of the assets of the Trust.

     17.4 Nonalienation_of_Benefits. No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in section 414(p) of the Code, or any domestic relations order entered before January 1, 1985.

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     17.5 Aggregation_Rules.

          (a) Except as provided in ARTICLE 6, all Employees of the Employer or any Affiliated Employer will be treated as employed by a single employer.

          (b) If this Plan provides contributions or benefits for one or more Owner-Employees who control both the business for which this Plan is established and one or more other trades or businesses, this Plan and the plan established for other trades or businesses must, when looked at as a single plan, satisfy sections 401(a) and (d) of the Code for the Employees of this and all other trades or businesses.

          (c) If the Plan provides contributions or benefits for one or more Owner-Employees who control one or more other trades or businesses, the employees of the other trades or businesses must be included in a plan which satisfies sections 401(a) and (d) of the Code and which provides contributions and benefits not less favorable than provided for Owner-Employees under this Plan.

          (d) If an individual is covered as an Owner- Employee under the plans of two or more trades or businesses which are not controlled and the individual controls a trade or business, then the contributions or benefits of the employees under the plan of the trades or businesses which are controlled must be as favorable as those provided for him under the most favorable plan of the trade or business which is not controlled.

          (e) For purposes of paragraphs (b), (c) and (d), an Owner-Employee, or two or more Owner-Employees, will be considered to control a trade or business if the Owner- Employee, or two or more Owner-Employees together:

               (i) own the entire interest in an unincorporated trade or business; or

               (ii) in the case of a partnership, own more than fifty percent (50%) of either the capital interest or the profits interest in the partnership.

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          For purposes of the preceding sentence, an Owner- Employee, or two or more Owner-Employees shall be treated as owning an interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner- Employee, or such two or more Owner-Employees, are considered to control within the meaning of the preceding sentence.

     17.6 Failure_of_Qualification. If the Employer's plan fails to attain or retain qualification, such plan will no longer participate in this master/prototype plan and will be considered an individually designed plan.

     17.7 Applicable_Law. Except to the extent otherwise required by ERISA, as amended, this Plan shall be construed and enforced in accordance with the laws of the state in which the Employer's principal place of business is located, as specified in the Adoption Agreement.

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